Preliminary Information Statement/A
Dated: May 11, 2001

                         Upland Energy Corporation
                            712 Arrowhead Lane
                            Murray, Utah  84107

                           INFORMATION STATEMENT


     This Information Statement is furnished to shareholders of Upland Energy Corporation, a Utah corporation, ("Upland") in connection with certain corporate actions.

     The corporate actions involve proposals (hereafter the "Proposals") providing for the following matters.

     1. A recapitalization pursuant to which the issued and outstanding shares of Upland's common stock will be reverse split, or consolidated, on a one (1) for two (2) basis so that shareholders will receive one (1) share of Upland's common stock for every two (2) shares now held.

     2. The acquisition of LifeSmart Nutrition, Inc., a Utah corporation ("Lifesmart"), pursuant to the terms of an Agreement and Plan of Reorganization dated March 19, 2001. Under the terms of the Agreement, Upland will acquire Lifesmart in a corporate reorganization with Lifesmart becoming a wholly owned subsidiary of Upland, and the shareholders of Lifesmart receiving an aggregate of approximately seven million eight hundred ninety seven thousand seven hundred eighty five (7,897,785) post-split shares of Upland's common stock after giving effect to the recapitalization described above (the "Acquisition").

     3. The election of the following nominees to serve as the directors of Upland subsequent to the Acquisition: Richard W. Hellyer, Darald A. Donnell, and Darren J. Lopez.

     4. The amendment to the articles of incorporation of Upland to change the name of Upland to LifeSmart, Inc. and add 10,000,000 shares of preferred stock to Upland's authorized capitalization.

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON May 1, 2001 (THE "RECORD DATE"), WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF Upland'S ISSUED AND OUTSTANDING SHARES HAVE VOTED IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. ALTHOUGH MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT DOES, HOWEVER, ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON.


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                                 PROPOSALS

RECAPITALIZATION
----------------

     As a negotiated term of the Acquisition, the board of directors approved a recapitalization (the "Recapitalization") of Upland's outstanding Common Stock. The Recapitalization will reduce on a 2-for-1 basis the issued and outstanding shares of Upland's common stock, par value $0.001 per share (the "Common Stock"), through a reverse split or consolidation, so that shareholders will receive one (1) share of Common Stock (hereinafter the "Consolidated Common Stock") for each two (2) shares of Common Stock now held by the shareholder. No fractional shares will be issued in connection with such recapitalization and any fractional shares will be rounded up to the nearest whole number. A principal shareholder has agreed to contribute to Upland sufficient shares to offset the number of whole shares issued in lieu of fractional shares. The Recapitalization will result in the 5,065,592 issued and outstanding shares of Common Stock being reverse split so that 2,532,796 shares of consolidated Common Stock will be issued and outstanding after the Recapitalization.

     The Recapitalization will not result in any modification of the rights of shareholders and will have no effect on the shareholders' equity in Upland, except for a transfer of approximately $2,533 from stated capital to additional paid-in capital. All shares returned to Upland as a result of the Recapitalization will be canceled and returned to the status of authorized and unissued shares.

     The rights of existing shareholders will not be altered and no shareholder will be eliminated as a result of the reverse split. It is possible that shareholders holding less than 100 shares of the Consolidated Common Stock (otherwise known as "Odd Lots") may have difficulty in disposing of their shares in that the commissions charged to sell such shares may exceed the value of the shares.

     The Recapitalization was a negotiated term of the Acquisition. The acquisition of Lifesmart will result in approximately 7,897,785 shares of Consolidated Common Stock being issued and 3,350,000 shares being reserved for issuance under stock option plans. Additionally, Upland anticipates the issuance of up to 1,000,000 shares of Consolidated Common Stock for equity investments totaling $500,000. The equity investment is a condition of the merger with Lifesmart. After the acquisition of LifeSmart, the issuance of 7,897,785 shares to Lifesmart shareholders, and the raising of $500,000 in additional equity financing, there will be approximately 11,430,581 shares outstanding. Accordingly, the present shareholders of Upland will have 22.16% of Upland's outstanding shares of Common Stock following the Acquisition, without giving effect to the shares reserved for issuance under any stock plan.

     The Recapitalization will decrease the number of shares of Upland's Common Stock outstanding as of May 1, 2001, (the "Record Date") but will not be reflected in the trading of the shares until the effective date of the Recapitalization. The effective date of the Recapitalization will be at the commencement of business Eastern Standard Time, on June 11, 2001, or as soon thereafter as practicable.

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ACQUISITION
-----------

     Introduction
     ------------

     Upland is acquiring LifeSmart Nutrition, Inc., a Utah corporation, as a wholly-owned subsidiary through the issuance of shares of its Common Stock to
the shareholders of LifeSmart in a "reverse triangular A" merger.   As part of
the "reverse triangular A" merger, Upland has created a wholly owned subsidiary which will merge with and into LifeSmart with LifeSmart being the surviving corporation and becoming a wholly owned subsidiary of Upland.

     Presently, Lifesmart is incorporated under the laws of the State of Utah and is engaged in the development and marketing of nutritional supplements such a creatine and calcium. See "Information about Lifesmart."

     Each of the proposals set forth below was a negotiated term of the Acquisition with Lifesmart. Management approved the proposals believing they were in Upland's and its shareholders' best interest.

     Terms of the Acquisition
     ------------------------

     On March 19, 2001, Upland entered into an Agreement and Plan of Reorganization with Lifesmart. Pursuant to the terms of the Acquisition Agreement, Upland will acquire Lifesmart through the exchange of approximately 7,897,785 shares of Consolidated Common Stock for all of LifeSmart's issued and outstanding shares of common stock. The transaction will be considered a "reverse acquisition" with LifeSmart's business being the focus of Upland going forward. Management of Lifesmart will also assume similar roles with Upland. Current management of Upland will resign at the closing of the transaction. Additional negotiated terms of the Acquisition call for the name of Upland to be changed to Lifesmart Nutrition, Inc. and the raising of an additional $500,000 through the sale of Consolidated Common Stock.

     Upon completion of the Acquisition, the raising of the additional funds and the recapitalization, Upland is expected to have the following shares of Consolidated Common Stock outstanding:

    Class of Shareholder          Shares of Common Stock      Percentage
    --------------------          ----------------------      ----------
 Current Shareholders of
   Upland                              2,532,796                 22.16%

 Additional Equity Investment
   Of $500,000 (minimum)               1,000,000                  8.75

 Lifesmart Shareholders                7,897,785                 69.10
                                       ---------                -------
    Total                              11,430,581               100.00%

     The shares shown above as being issued to Lifesmart Shareholders do not account for any stock awards to key employees and consultants of Lifesmart under Lifesmart's stock plan at the time they became consultants or employees of Upland. Presently, such employees and consultants, upon completion of the reorganization will have stock rights to acquire 3,350,000 shares of Consolidated Common Stock. Additionally, there are no provisions in the

Acquisition Agreement or otherwise which restrict the new management of Upland following the Acquisition from issuing further stock options or awards which would provide additional dilution to current shareholders. The above share breakdown also does not include the 500,000 warrants outstanding in Upland which are exercisable at $0.50 per share for an additional 500,000 shares of Upland.

     Although current shareholders will be diluted by the acquisition, management of Upland believes this transaction is in Upland's and its shareholders' best interest. By acquiring Lifesmart, management believes Upland is receiving operations and a subsidiary with a dynamic business plan. As Upland currently is not profitable and does not have the resources to continue its oil exploration, management feels this acquisition is important to creating value in Upland for its shareholders. The Acquisition is designed to provide Lifesmart with a public market for its stock for the future benefit of its current shareholders and to enhance Lifesmart's ability to seek future funding of its operations.

Effective Date

     The Acquisition will become effective upon the completion of all matters referred to herein. The Acquisition is scheduled to be completed in May 2001, assuming all conditions precedent have been met.

Conditions to the Acquisition

     The obligation of Upland and Lifesmart to consummate the Acquisition are subject to certain conditions, including the following:

     1) Upland must have raised an additional $500,000 in equity financing.

     2) The representations and warranties made by or on behalf of each of the parties in the Acquisition Agreement or in any certificate or document delivered by a party pursuant to the provisions of the Acquisition Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     3) The parties shall each have performed and complied with all covenants, agreements and conditions required by the Acquisition Agreement to be performed or complied with prior to or at the Closing.

     4) The present board of directors of Upland shall cause the appointment of all Lifesmart nominees to the board of directors of Upland as directed by Lifesmart and shall have arranged for the resignation of the existing officers and directors of Upland.

     5) All instruments and documents delivered to a party pursuant to the provisions of the Acquisition Agreement shall be reasonably satisfactory to counsel for the other parties.

     6) The Lifesmart shareholders shall each deliver to Upland a letter commonly known as an "investment letter" acknowledging that the shares of Upland's Common Stock being issued in exchange for the Lifesmart shares are being acquired for investment purposes.

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     Representations and Warranties
     ------------------------------

     Upland and Lifesmart have made certain representations and warranties to each other with respect to, among other things, the organization and good standing of each of Upland and Lifesmart, authorization of the Acquisition Agreement, capitalization, stock ownership, validity and legality of stock, ownership of assets, contractual and other commitments, liabilities, financial statements, absence of material adverse changes, disclosure of material facts, availability of certain documents and records, accuracy of certain documents, and legal and other proceedings. Each party must verify the accuracy of these representations up through the Closing of the Acquisition.

Expenses

     Upland and Lifesmart will each pay their own expenses of the Acquisition.

Accounting Treatment

     The Acquisition is expected to be accounted for as a "reverse acquisition" which results in a recapitalization treatment on the financial statements of Upland with LifeSmart deemed to be the acquiring corporation for financial accounting purposes. The legal status of Upland as the parent corporation will not change.

     Regulatory Approval

     No specific federal or state regulatory approvals must be obtained by Upland in order to consummate the Acquisition other than general compliance with applicable corporation law and state and federal securities laws.

     Termination

     At any time prior to the consummation of the Acquisition, notwithstanding the approval of the Acquisition Agreement by the shareholders of either or both of Upland and Lifesmart, the Acquisition Agreement may be terminated and the Acquisition abandoned by the mutual consent of the management of Upland and Lifesmart. Upland presently knows of no reason why the Acquisition might be abandoned.

     Change of Corporate Name

     At or about the time of the Acquisition, Upland will change its name to LifeSmart, Inc. or a derivation thereof as determined by the board of directors, and subject to the availability of the name for use in Utah. The name change will be accomplished by filing restated articles of incorporation in Utah.

     GS&C Spin Off/Sale

     As a negotiated term of the Acquisition Agreement, Upland agreed to either spin off its oil and gas operations to its shareholders or sell its oil and gas operations. Under the terms of the Acquisition Agreement, all of Upland's oil and gas operations will be transferred to GS&C, a wholly owned subsidiary of Upland. Upland will than prepare the necessary documentation and SEC filing's to spin off GS&C to Upland's shareholders. The spin off would not be on a pro rata basis. Instead, the Upland shareholders of record at the close of business on the day before the closing of the acquisition of

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LifeSmart will receive one share of GS&C for every ten shares of Upland currently held. Every LifeSmart shareholder of record at the close of business on the day before the closing date of the LifeSmart acquisition will receive one tenth of one (0.01) share of GS&C for every one share of Upland to be held by such shareholders immediately after the acquisition of LifeSmart. No fractional shares of GS&C will be issued instead shares will be rounded up to the nearest whole share.

     If Upland is unable to complete the spin off of GS&C within twelve months of closing the acquisition of LifeSmart, Lee Jackson and Maven Properties, LLC have an option to purchase GS&C for one hundred thousand dollars ($100,000). The spin off plan and option were entered into to provide a mechanism to help dispose of Upland's oil and gas properties which LifeSmart's management did not want to run after the acquisition. The oil and gas properties had not proven profitable in the past and LifeSmart did not want the oil and gas operations to be a drain on its business and management's time. Additionally, the current management of Upland felt Upland, and they, had a substantial investment in the properties and believed over time they may become profitable. Accordingly, the hope was if the properties become profitable current shareholders will be able to share in the profitability of the properties. However, in an effort to provide a definite time LifeSmart's management could look to for the termination of the oil and gas operations, the option to purchase was created. Upland is hopeful the spin off will be complete within a twelve month period.

     Lifesmart Reasons for the Merger
     --------------------------------

     Lifesmart has been in need of capitalization to continue to grow and service its orders. Lifesmart's management had reviewed several financing possibilities and believed that the potential to have an immediate cash infusion of $500,000 and the ability to potentially to have a trading market for Lifesmart's securities was the best option for Lifesmart's shareholders.

     Interest of Certain Persons in the Acquisition
     ----------------------------------------------

     In considering the recommendation of Upland's management with respect to the Acquisition Agreement, neither Upland's management nor Lifesmart's management will receive any benefits arising from their ownership of Upland's common stock as a result of the acquisition that will not be equally extended to all of Upland's and Lifesmart's shareholders. No member of Upland's management has an ownership interest in Lifesmart and, Lifesmart shareholders have no material ownership interest in Upland prior to the completion of the acquisition. Management and employees of both Upland and Lifesmart will receive options in the combined entities for ongoing services to the companies.

     No Legal Opinions or Tax Rulings
     --------------------------------

     The proposed acquisition of LifeSmart by Upland is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. If the acquisition qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either Upland or Lifesmart as a result of the acquisition. There will not be any material effects on Upland's existing shareholders after the merger. However, neither Upland nor Lifesmart has requested a tax ruling from the Internal Revenue Service with respect to the merger. Accordingly, no assurance can be given that the merger will qualify as a tax-free reorganization.

     The shares of Upland's Common Stock to be issued to the Lifesmart shareholders in connection with the merger will not be registered under the Securities Act of 1933, as amended (the "Act") and will be deemed "restricted securities" as that term is defined in the Act. Accordingly, such shares will be issued in reliance on the exemption from such registration requirements provided by Section 4(2) of the Act, and Rule 506 of Regulation D, promulgated thereunder. In order to claim the availability of the exemptions, each of the Lifesmart shareholders will be required to make representations to Upland with respect to the acquisition of Upland's shares, including that he or she is either an "accredited investor" as that term is defined under Rule 501 of Regulation D of the Act, or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, such that Upland reasonably believes that each of the Lifesmart shareholders comes within the scope of the exemption. Such shares will be restricted securities, and the certificates will bear legends restricting their subsequent resale in the absence of registration under the Securities Act or the availability of an exemption therefrom. The Lifesmart shareholders have been provided information regarding Upland and its business and financial condition including copies of Upland's most recent annual report on Form 10-KSB for the year ended December 31, 2000. In addition, Lifesmart shareholders have met and/or were given opportunity to ask questions of Upland's officers and directors. Within 15 days following the issuance of Upland's common stock to LifeSmart's shareholders, Upland will file the requisite Notice of Sale of Securities on Form D with the Commission.

ELECTION OF DIRECTORS
---------------------

     In accordance with the terms of the Acquisition Agreement, the current directors of the Company have agreed to tender their resignation and to appoint nominees of Lifesmart to the board of directors. Lifesmart has nominated Richard W. Hellyer, Darald A. Donnell and Darren J. Lopez for the board of directors. The individuals will serve until the next annual shareholders' meeting and until their successors are duly elected and qualified. Certain biographical information on the nominees is set forth below.

     Richard W. Hellyer is a co-founder of LifeSmart and has been its President and CEO since August 1997. He has been in the confectionery merchandise industry for more than twenty-five years, beginning with Nabisco in 1973. At Nabisco, he was a National Sales Manager in five classes of trade, where his responsibilities included account management, sales, advertising and managing marketing programs. He was also the Central Region Manager in Chicago, where he managed more than 400 people.

     From 1989-1990, he was the Director of Retail Sales at the NutraSweet Company, where he managed retail, private label, and new business development departments throughout the United States.

     Since 1992, he has operated his own marketing and consulting firm, where he has served as an exclusive agent for the NutraSweet Company in the United States and the Holland Sweetener Company, North America, which he helped increase annual sales from $20 million to the plant's capacity of $200 million in two years.

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     Richard Hellyer will assume the title of Chairman along with the CEO and
President title he currently holds once the Merger is completed.

     Darald A. Donnell is a co-founder of LifeSmart and currently serves as the Company's President of International Operations. From 1980-1984 he was the District Manager for Barber Greene Overseas, Inc., an international civil engineering firm. He started with the NutraSweet Company in 1984, where he spearheaded marketing programs in the Philippines and Brazil. His responsibilities at NutraSweet included the management of four District Managers, a staff of fifty, and a manufacturing site in Brazil.

     Darren J. Lopez is a co-founder of LifeSmart and has served as the company's VP of Operations since inception. Darren is a certified fitness trainer and Specialist in Performance Nutrition and was instrumental in
developing LifeSmart's product line.   Darren has served as President of ASF,
a specialty sales and marketing company (where he handled advertising, marketing and operations). He has also served as Director of Operations for PPAC, a non-profit organization.

AMENDMENT TO THE ARTICLES OF INCORPORATION-PREFERRED STOCK
---------------------------------------------------------

     Upland after consulting with management of LifeSmart and its attorney agreed to amend Upland's articles of incorporation to include a preferred class of stock. The articles of incorporation will be amended to include 10,000,000 shares of preferred stock as part of the authorized capital. The preferred stock may be issued by the directors without approval of shareholders and may contain any rights, privileges and preferences as the board of directors determines at the time of issuing the preferred stock. The preferred stock may be issued in one or more series as the board of directors of Upland desires.

     Upland and LifeSmart wanted to add a class of preferred stock to add flexibility for potential capital raising transactions in the future. Many investors desire to obtain securities, other than common stock or debt, that has certain features. These features may range from a set dividends to a conversion feature into common stock. By having a class of preferred stock already authorized, the directors of Upland will have flexibility in structuring future capital raising activities.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Information Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Upland and other matters. Statements in this Information Statement that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Upland, wherever they occur in this Information Statement, are necessarily estimates reflecting the best judgment of the management of Upland and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such

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

forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Information Statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

  the performance of Lifesmart's products within, and the overall strength of, the prevailing retail environment

- customer acceptance of newly-introduced product lines

- changes in the costs of raw materials, labor and advertising

- the effects of vigorous competition in the markets in which Upland intends to operate

Words such as 'estimate', 'project', 'plan,' 'intend', 'expect', 'believe' and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement. Upland's stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

Business of Upland
-----------------------

     Upland was originally organized in Utah on January 30, 1986, under the name Upland Investment Corporation, to engage in the acquisition and/or development of assets, properties or businesses of any kind. Upland remained inactive other than raising some capital through the sale of its shares of Common Stock.

     In November 1993, Upland acquired G.S. & C., Inc., a Nevada corporation ("GSC") in a stock for stock transaction. GSC was organized under the laws of Nevada on September 1, 1993. Prior to the acquisition, Upland effected a 1-for-2 reverse split of its issued and outstanding shares of Common Stock reducing the number of shares outstanding immediately prior to the acquisition of GSC from 13,990,000 to 6,995,000. Upland then issued 25,297,500 post-split shares of its Common Stock to the shareholders of GSC in exchange for all issued and outstanding shares of GSC. In connection with the transaction, the name of Upland was changed from Upland Investment Corporation to Upland Energy Corporation to better reflect Upland's business activities. For financial statement purposes, the transaction has been accounted for as a "reverse acquisition" as if GSC had acquired Upland. As a result, the financial statements included herewith present the operations of GSC from inception and include Upland's operations only from the date of the acquisition. Upland is engaged in the business of exploring for and developing oil and gas reserves.

Oil and Gas Operations
----------------------

     Upland's oil and gas property are in central Kansas and are located on the Hittle Field. The Hittle Field originally consisted of approximately 560 acres and was acquired for $6,000 in cash and a 15.6% royalty interest in the leases. In the first quarter of 1997, Upland expanded its lease holdings on the Hittle Field through the acquisition of an additional 880 acres at a cost of $3,800 with a 16.01% royalty interest remaining with the lessors.

     Upland drilled two initial wells, the Lewis H-1 ("LH-1") and the Hittle H-1 (the "HH-1"), in the Hittle Field. Both wells initially showed promising results; however, the LH-1 well had to be shut down due to water problems and reworked and the HH-1 is producing only approximately 22 barrels of oil per day. The LH-1 has been reworked and is producing approximately 5 barrels of oil per day.

     In December 1998, Upland hired Pace Exploration to handle all of Upland's operation and drilling on the Hittle Field. Under the terms of the Agreement, Pace Exploration received a twenty percent (20%) working interest in the Hittle Field exclusive of the LH-1 and HH-1 wells.

     Under the direction of Pace Exploration, two additional wells were drilled on the Hittle Field. One of these wells has been completed for production and is producing approximately 14 barrels of oil per day. The other well never produced oil in economic quantities and was shut down.

Oil and Gas Properties
----------------------

     Upland's oil and gas properties are located in Kansas. The properties now consist of only the Hittle Field with the sale of the McLouth Field in July 1999. Upland began exploration activities on the Hittle Field in late 1996 and have drilled four wells on the field; three of which have been completed for production, and one which was shut down. The Hittle Field is subject to a farm out agreement with Pace Exploration who receives a 20% working interest in the field. (See: Part I, Item 1. "Description of Business").

     In the oil and gas industry and as used herein, the word "gross" well or acre is a well or acre in which a working interest is owned; the number of gross wells is the total number of wells in which a working interest is owned. A "net" well or acre is deemed to exist when the sum of fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the fractional working interests owned in gross wells or acres.

     The information presented in this section is in accordance with SEC guidelines on oil and gas disclosure and in particular those found in Rule 4-10 of regulation S-X.

Wells and Acreage
-----------------

     Shown below are tabulations of the productive oil (including casinghead gas) wells and developed and undeveloped acreage owned by Upland as of December 31, 2000.

                                              Gross Acreage
                                     -------------------------------
Productive Oil Wells                 Developed           Undeveloped
--------------------                 ---------           -----------
  Gross      Net(1)                Gross   Net(2)       Gross   Net(3)
  -----      ------                -----   ------       -----   ------
    2         2                     190    152.50        1560    1560
-------------------
(1)   Based on a 80% ownership working interest on the Hittle Field.
(2)   Calculated on the Hittle Field.

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

(3) Corresponds to 1560 undeveloped acres in the Hittle Field with 100% ownership interest.

See notes 3 and the unaudited supplemental information to Upland's December 31, 2000 and 1999, financial statements for additional information regarding Upland's oil and gas properties and producing activities and oil and gas reserves. Such information is based on a report prepared by Felix Ascanio who was Upland's president, and therefore, should not be considered independent.

Drilling Activities
-------------------

     Set forth below is a tabulation of wells completed in the period indicated in which Upland have participated and the results thereof for the three most recent years ended December 31, 2000.


                                   Year Ended December 31,
                       --------------------------------------------------
                            1998            1999             2000
                            ----            ----             ----
                       Gross    Net    Gross    Net     Gross    Net
                       -----    ---    -----    ---     -----    ---
Exploratory:
     Dry                -0-     -0-     -0-     -0-      -0-     -0-
     Oil                -0-     -0-     -0-     -0-      -0-     -0-
     Gas                -0-     -0-     -0-     -0-      -0-     -0-
         Totals         -0-     -0-     -0-     -0-      -0-     -0-

Development:
     Dry                -0-     -0-     -0-     -0-      -0-     -0-
     Oil                 2       2       2       2       -0-     -0-
     Gas                -0-     -0-     -0-     -0-      -0-     -0-
         Totals          2       2      -0-     -0-      -0-     -0-


Average Prices and Costs
------------------------

     The average sales prices of oil and gas for the current fiscal year and the three previous fiscal years are as follows:

      Average Sales Price
      -------------------
  Year Ended           Oil           Gas
  December 31       (per BBL)     (per MCF)
  -----------       ---------     ---------
     1996            $16.34            NA
     1997            $14.45            NA
     1998            $11.41            NA
     1999            $23.67            NA
     2000            $28.07            NA

Production costs for such wells per equivalent barrel, which includes lifting costs (electricity, fuel, water disposal, repairs and maintenance, pumper, transportation, etc.), and production taxes, was $4.15, $3.78, and $2.87 for the years ended December 31, 2000, 1999, and 1998, respectively.

Production and Sale of Oil and Gas
----------------------------------

     The sale of oil and gas is subject to price adjustments, production curtailments, and similar provision in oil and gas purchase contracts, and the sale of both oil and gas is subject to general economic and political conditions affecting the production and price of crude oil and natural gas. For the years ended December 31, 2000, and 1999, Upland produced approximately
26.59 and 32.38 barrels of oil per day.

Liquidity and Capital Resources
---------------------------------------

     At December 31, 2000, Upland had assets of $419,198. The majority of these assets, $364,480, represented oil and gas properties with only $52,661 in current assets. During 2000, Upland was able to fund operations through oil revenues. Upland presently has working capital of $11,660. Upland presently is covering expenses. However, Upland's auditors have issued a going concern emphasis indicating they believe Upland may not be able to continue as a going concern given current resources.

     Management of Upland believes it will have sufficient resources to continue based on current oil and gas productions. To assure revenue will be sufficient to cover operating expenses, Upland has continued to reduce its cost and does not intend to do any further exploration on its fields. Upland has also entered into a reorganization agreement with Lifesmart as a means of bringing in a new business with strong revenue projections to bolster shareholder value. Although Lifesmart also needs operating capital, management of Upland believes its business potential will make it easier to obtain capital to fund its operations. The success of both companies will, initially, depend upon the ability of Upland to raise capital.

     Since Upland's fiscal year end, Upland has raised an additional $275,000 which has been loaned to Lifesmart to fund Lifesmart's operations. The money was raised through the sale of shares of Upland's common stock at a price of $0.25 per share. To entice buyers to purchase the shares, Upland also included a warrant to purchase shares of Upland's common stock at an exercise price of $0.50 per share. All shares sold in the private placement will be subject to the proposed two to one reverse split of Upland's shares. Upland also received $225,000 in loans from shareholders to help fund Lifesmart's operations.

     Upland is hopeful the oil and gas operations will support itself this year. The oil and gas operations, however, will only marginally cover anticipated expenses. Future growth will be limited, and Upland does not anticipated engaging in any further exploration. Any capital currently being raised will be used to fund the operations of Lifesmart in anticipation of the pending reorganization.

Results of Operations
---------------------

     For the year ended December 31, 2000, Upland had revenue of $255,743 which was up from $198,540 for the same period in 1999 as a result of increased production and higher oil prices. Upland anticipates oil revenue to remain about the same for the upcoming periods.

     Expenses for the year ended December 31, 2000, were $297,761 which were down from $413,810 for the year ended December 31, 1999. Expenses decreased as Upland did not have any exploration or dryhole costs which were $100,000 in
1999.   Production expense increased in 2000, as the demand for oil and gas equipment and workers increased the overall expenses of operation. General and administrative cost decreased as all but the essential cost of maintaining Upland and its operations were discontinued to preserve needed resources. Upland anticipates cost remaining similar in upcoming periods for the oil and gas operations.

     For the year ended December 31, 2000, Upland continued to suffer losses from operations with a net loss of $42,018. This loss was down from the $714,315 loss in 1999 due to the reduction of expenses in 2000 and the loss on disposal of the McLouth field during 1999. Management felt the reduction in loss shows improvement and given that $31,019 of the loss is associated with depreciation expense, feels Upland is almost at a break even point. If oil prices remain at their current level, Upland is hopeful to actually break even or possibly have a small profit off the oil and gas properties in upcoming periods.

Selected Financial Data of Upland
--------------------------------------
     The year end financial data included in the table has been selected by Upland and has been derived from Upland's financial statements included in Upland's Annual Report on Form 10KSB for its fiscal year ended December 31, 2000. All financial information for the fiscal years ended December 31, 2000 and 1999 have been examined by Pritchett, Siler and Hardy certified public accountants.

                              Year Ended December 31,
                                2000          1999
                              ----------    ----------
Statement of
 Operations Data:

Revenues                      $ 255,743     $ 198,540
Cost of Sales                 $     -0-     $     -0-
Operating Expenses            $ 297,761     $ 413,810
Net (loss)                    $ (42,018)    $(714,315)
Net (loss)
 per common  share            $   (0.01)    $   (0.20)
Weighted Average
 Shares Outstanding            4,791,616     3,578,272

                             At December 31,
                                2000
                              ----------
Balance Sheet Data:

Current Assets                $   52,661
Current Liabilities           $   41,001
Work Capital(Deficit)         $   11,660
Property &
 Equipment (net)              $    2,057
Oil and Gas Properties        $  364,480
Total Assets                  $  419,198
Long Term Liabilities         $     -
Shareholders' Equity (Deficit)$  378,197

Market Price of Upland's Common Stock and Dividends
--------------------------------------------------------
     Upland's Common Stock is quoted on the National Association of Securities Dealers Electronic Bulletin Board under the symbol "UPLC." Set forth below are the high and low bid prices for Upland's Common Stock for the last three years. Although the Common Stock is quoted on the Electronic Bulletin Board it has traded sporadically with low volume. Consequently, the information provided below may not be indicative of the Common Stock price under different conditions. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Quarter Ended                 High Bid          Low Bid
-------------                 --------          -------

March 1998                    $3.875            $2.625
June 1998                     $1.438            $1.188
September 1998                $1.188            $0.625
December 1998                 $1.340            $0.560

March 1999                    $1.375            $0.531
June 1999                     $0.531            $0.344
September 1999                $1.00             $0.875
December 1999                 $1.25             $1.125

March 2000                    $0.375            $0.35
June 2000                     $0.25             $0.22
September 2000                $0.315            $0.28
December 2000                 $0.29             $0.25
March 30, 2001                $0.35             $0.30

     At May 1, 2001, the high and low bid and asked price for the Common Stock was $0.50 and $0.35, respectively.

     Since its inception, Upland has not paid any dividends on its Common Stock, and Upland does not anticipate that it will pay dividends in the foreseeable future.

      As of May 1, 2001, there were 5,065,592 shares of common stock outstanding held by approximately 126 active holders of record, including broker-dealers and clearing corporations holding shares on behalf of their customers, as reported by Upland's transfer agent.

                               MANAGEMENT

     The names of Upland's executive officers and directors and the positions held by each of them are set forth below:

Name                                       Position
----                                       --------

Lee Jackson                                President and Director
Michael L. Labertew                        Secretary, Treasurer and Director

     The term of office of each director is one year and until his successor is elected at Upland's annual shareholders' meeting and is qualified, subject to removal by the shareholders. The term of office for each officer is for one year and until a successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the board of directors. Upland is actively searching for a third director

Biographical Information

     Set forth below is certain biographical information with respect to each of Upland's officers and directors.

     Lee Jackson, age 72, has been retired since 1993 and spends his time focusing on real estate management and investments. Prior to retiring, Mr. Jackson owned Jackson Insurance Agency which he later sold to his son. Prior to establishing his own insurance agency, Mr. Jackson was a real estate agent and broker. Mr. Jackson was employed by Allstate Insurance for 17 years where he was an agent, a commercial sales supervisor and sales manager. Mr. Jackson received his bachelor of science degree in business from the University of Utah in 1951.

     Michael Labertew, age 36, was appointed a director and subsequently secretary and treasurer of Upland in 1998. Mr. Labertew is, and has been for the last 9 years, an attorney in Salt Lake City, Utah. Mr. Labertew has a bachelor of science degree from the University of Iowa and a Juris Doctorate from the University of Utah.

     Key Consultant
     --------------

     Frank Gillen, age 31, is a registered representative with Arizona Capital Group, an NASD broker dealer. Mr. Gillen joined Arizona Capital in 2001. At the time of joining Arizona Capital Group, his consulting agreement with Upland was terminated. Mr. Gillen was the president of Maven Strategic Partners, Inc. in Salt Lake City, Utah until November 2000. Maven Strategic Partners, Inc. is a business consulting firm. Prior to forming Maven Strategic Partners, Inc., Mr. Gillen was employed by Alpine Securities Corporation in Salt Lake City, Utah as a registered representative. While at Alpine Securities Corporation, Mr. Gillen headed several private and public placements and underwritings for companies. Mr. Gillen also acted as one of Alpine Securities Corporation's designated traders and covered market making activities for several public companies.


                            EXECUTIVE COMPENSATION

     The following tables set forth certain summary information concerning the compensation paid or accrued for each of Upland's last three completed fiscal years to Upland's chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 1999, the end of Upland's last completed fiscal year):

                                                         Long Term Compensation
                                                        ----------------------

                     Annual Compensation               Awards       Payouts
                                            Other      Restricted
Name and                                    Annual      Stock     Options  LTIP     All other
Principal Position Year  Salary   Bonus($) Compensation Awards   /SARs    Payout  Compensation
------------------ ----  ------   -------- ------------ ------   -------  ------  ------------
Lee Jackson         2000  $36,000   -0-       -0-         -0-    50,000   -0-       -0-
President           1999  $38,000   -0-       -0-         -0-     -0-     -0-       -0-
                    1998  $38,000   -0-       -0-         -0-     -0-    10,000     -0-

(1)  Mr. Jackson received 10,000 options at $0.625 per share in 1998.

Options/SAR Grants in Last Fiscal Year
--------------------------------------
The Following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the fiscal year ended December 31, 2000, to the named executive officer of Upland.

                                  % of Total
               # of Securities    Options/SARS
               Underlying         Granted to                        Market Price
               Options/SARs       Employees in   Exercise or Base   on Date of
Name           Granted            Fiscal Year    Price ($/Share)    Grant         Expiration Date
----           ---------------    ------------   ----------------   ------------  ---------------
Lee Jackson          50,000          50,000            O.25            0.25          1-1-2004
Michael Labertew     50,000          50,000            0.25            0.25          1-1-2004



Bonuses and Deferred Compensation:
---------------------------------

     None

Compensation Pursuant to Plans:
------------------------------

     All options received are pursuant to Upland's 1996 Stock Option Plan which has reserved 650,000 shares for issuance under the plan. Options are issued under the plan at the discretion of Upland's board of directors.

Pension Table:
-------------

     Not Applicable

Other Compensation:
------------------

     None

Compensation of Directors:
-------------------------

     Directors of Upland receive $100 per directors meeting attended.

Termination of Employment and Change of Control Arrangement
-----------------------------------------------------------

     None of Upland's officers have an employment contracts.

Officer and Director Remuneration
---------------------------------

     Mr. Jackson, Upland's current president receives a salary of $3,000.00 per month and Mr. Labertew does not take a salary.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------
     The following table sets forth the number of shares of Upland's Common Stock, par value $0.001, held by each person who is believed to be the beneficial owner of 5% or more of the 5,065,592 shares of Upland's common stock outstanding at May 1, 2001, based on Upland's transfer agent's list, representations and affidavits from shareholders and beneficial shareholder lists provided by the Depository Trust and securities broker dealers, and the names and number of shares held by each of Upland's officers and directors and by all officers and directors as a group.

Title of   Name and Address          Amount and Nature of            Percent
Class      Of Beneficial Owner       Beneficial Ownership            of Class
--------   -------------------      ---------------------            --------
Common     Rodaric Group, LLC (1)      1,081,043                      21.34%
           712 Arrowhead Lane
           Murray, Utah  84107

Common     Lee Jackson    (1)           1,089,615                     21.51
           712 Arrowhead Lane
           Murray, Utah 84107

Common     Frank Gillen                   553,012                     10.92
           175 South Main, Ste. 1240
           Salt Lake City, Utah 84111

Common     Mark Peterson (2)              335,960                      6.63
           1247 Moyle Drive
           Alpine, Utah 84004

Common     Byron Barkley                  326,000                      6.64
           5600 South Holladay Blvd.
           Salt Lake City, Utah 84121

Officers, Directors and Nominees

Common     Lee Jackson, Director         1,089,615                      -0-
Common     Michael Labertew (3)             -0-                         -0-
           Secretary/Treasurer, Director

All Officers, Directors, and
 Nominees as a Group (2 Persons)         1,081,043                     11.86
--------------------------------
(1) Rodaric Group, LLC is controlled by Lee Jackson. The 1,089,615 shares listed for Mr. Jackson include the 1,081,043 shares held by the Rodaric Group, LLC. Mr. Jackson also has 50,000 options to purchase a like number of shares of Common Stock at an exercise price of $0.25 per share.
(2) Mr. Peterson's shares are owned beneficially based on his relationship to Banyon Investment Company which owns 126,960 shares, September Corporation Pension Fund which owns 50,000 shares and Blawkhawk Properties which owns 159,000 shares.
(3) Mr. Labertew owns no shares of common stock but has an option to purchase 50,000 shares of common stock at $0.25 per share.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     During 1998, Lee Jackson, Upland's president loaned Upland $20,000 receiving a promissory note for $5,000 at 10% interest due on June 1, 1999 and a promissory note for $15,000 which contains an option to convert shares of Common Stock at the rate of $0.40 per share.

     During December 1999, Upland converted $245,000 in debt to 982,000 shares of common stock of Upland. The notes were held by officers and major shareholders of Upland who previously loaned Upland money to complete some exploration work.

    During 2000, Upland issued 94,400 shares of common stock to Lee Jackson in relation to funds advanced to Upland. These shares were on the same terms as shares sold to other shareholders.

                            BUSINESS OF LIFESMART

Introduction
------------

     LifeSmart Nutrition, Inc. (sometimes referred to herein as "LifeSmart") was formed as a Utah corporation in 1997 to compete in the rapidly growing $30+ billion nutrition industry. After rigorous development and testing, LifeSmart has successfully developed a core line of specialty nutritional supplements that utilizes a unique candy-like soft chew delivery system. These products combine great taste, convenience and superior nutrition in a format that both children and adults enjoy.

     LifeSmart began marketing its first two nutritional soft chews in the second half of 2000 -- a calcium chew and a creatine chew. During the first quarter of 2001, LifeSmart introduced additional nutrient enhanced chews to include a vitamin C chew and a joint chew for arthritis related problems. LifeSmart will additional chews in the future along the nutritional lines.

     LifeSmart's specialty supplements are in a soft chew format, similar to a Kraft caramel but nutrient enhanced. LifeSmart has developed a proprietary manufacturing process for the chews and has filed a patent application relating to several of its products. Through this process, a high dosage of nutrients such as calcium, creatine and vitamins can be effectively placed into a 5.8 to 8.6 gram soft chew. Nutrients in the chews are in a highly micronized small particle size which provides better absorption as well as protecting the nutrients from being damaged or degraded in the manufacturing process.

Market
------

     Dietary supplements represent approximately $17 billion of the over $30 billion U.S. nutrition industry. The specialty segment of this sector has been growing 23% annually with certain products experiencing geometric growth over the past five years. "Babyboomers", triggered by their entry into middle-age, have led the American consumer towards a more active and healthier lifestyle. This health consciousness has been manifested by the rapid growth in sales of energy bars ($500 million in 1998, a 40% increase over the prior year), nutritional drinks (approximately $1 billion in 1998), vitamins, organic foods and "lite" food products. By producing a product which tastes good with enhanced nutrition, LifeSmart is trying to capture a significant portion of the emerging candy/soft chew segment, which LifeSmart believes is expected to become a multi-billion dollar category.

Products
--------

     Calcium: Each calcium chew contains 500 mg of calcium along with 100 mg of vitamin B and 40 mg of vitamin K in a 5.8 gram caramel. LifeSmart markets the calcium chew both as a branded product and as a private label product, where the chews are packaged in the retailer's name. In private label sales, the retailer incurs the packaging and marketing costs, thus providing LifeSmart with a means to develop cash flow while limiting working capital requirements.

     Joint Chew: LifeSmart currently has developed a soft chew it plans to market to the estimated 40+ million Americans who suffer from joint pain and
arthritis and who take a variety of substances for relief.   LifeSmart has
presented this product to several major retailers that have shown interest in putting the joint chew into distribution. Distribution for this product started in the 2nd quarter 2001.

     Creatine: Each creatine chew contains 1 gram of creatine in an 8.6 gram soft chew. To protect the uniqueness of this product, LifeSmart has filed a 44 claim patent application which it believes will be granted, thereby blocking competitors from using this effective creatine delivery system.

     The market for creatine is expected to reach $400 million in 2001 and over $700 million in the near future. With the unique advantages of its creatine chew, its patent pending status and LifeSmart's overall lead over other companies, LifeSmart believes that it may be able to capture at least 10% of the market within the next two to three years.

     Vitamin C: At the request of General Nutrition Centers ("GNC"), LifeSmart has recently completed the development of a 5.8 gram vitamin C chew which contains 500mg of vitamin C. This product will be produced under the GNC label for distribution nationally. Initial shipment of this product is tentatively scheduled for the second quarter of 2001.

     Methoxy Chew: During the first quarter of 2001, LifeSmart introduced a soft chew formulated to give people a safe legal alternative to steroids. Methoxy is a non-hormonal substance that has been proven to be very safe and effective in helping produce lean muscle.

     Research and Development: LifeSmart has many products in various phases of R & D which include an immune builder chew, antioxidant chew, multivitamin chew, GH stimulator chew and ready-to-drink shake to name a few.

Marketing and Operations
------------------------

     LifeSmart has initiated a two pronged marketing program designed to capitalize on the rapid growth of the multi-billion dollar nutritional supplement market. Phase one is intended to achieve broad distribution and consumer acceptance by focusing on private label products for mass market retailers. Customer responses to date appear to have validated this approach through product reorders, customer feedback and accelerating interest from other major retail chains. Currently LifeSmart has private label arrangements with GNC, Rite Aid and Pharmanutrients (Pharmanutrients is a large distributor that provides product for Twinlabs as well as many large companies).

     With these private label relationships LifeSmart does not have to expend the marketing and advertising funds it would on launching LifeSmart branded products. Profit margins on LifeSmart private label deals vary between 15-47%.

     The second phase, which has commenced on a limited basis until appropriate financing levels are met, is the introduction of LifeSmart's
branded line of products.   This will further expand LifeSmart distribution to
a fuller spectrum of retail outlets as well as achieve the higher profit margins branded products usually generate (LifeSmart's Creatine and Joint Soft Chews both have profit margins of +45%). Currently LifeSmart is working with Trader Joe's, Tree-of-Life, Krogers, Eckerd, GNC, Fred Meyer and Albertsons in introducing the branded LifeSmart line. LifeSmart has currently shipped its branded products to Trader Joe's and a limited number of Tree-of-Life locations.

     LifeSmart initiated a national advertising campaign in January, 2001 with monthly placement in as many as 10 fitness and specialty sports publications. Ads are scheduled to run each month in 2001. These magazines have cumulative circulation of approximately 2,007,000 and circulation plus (pass along) readership of 7,024,500. LifeSmart is also actively pursuing building a web site for direct sales as well as information for customers.

     Presently all direct sales as well as a broker sales force are managed by Richard Hellyer, LifeSmart's CEO and President (former national sales manager of Nabisco).

     LifeSmart outsources all product manufacturing and packaging. LifeSmart has multiple suppliers for raw materials as well as product manufacturing in the U.S. and South America.

Key Management
--------------

     LifeSmart's management team has extensive experience in the development, manufacturing, and marketing of confectionery and nutritional products. CEO-President Richard Hellyer has had significant management experience as National Sales Manager with RJR/Nabisco, the NutraSweet Company, and Holland Sweetener Company, where he helped increase annual sales from $20 million to $200 million in two years. His wealth of industry knowledge, marketing expertise and industry contacts will contribute greatly to LifeSmart's growth and financial success. Dr. Mel Warnecke, Vice President of Technical Services and Research and Development, is considered among the best food technologists in the world. Formerly head of R & D for Brach Candy and Jacobs Suchard, Dr. Warnecke's significant nutritional expertise will help LifeSmart to continually develop new products that have an appealing taste.

Industry Overview
-----------------

     As of 1996, the nutraceutical market was $86 billion and it is estimated to have the potential to be a $250 billion market in the near future. Nutraceutical is a word that was coined to describe products that range from dietary supplements to genetically engineered "designer" foods that are nutritionally enhanced.

     Adding to the increase in nutraceutical sales is the aging "Baby Boomers" generation which has become increasingly health conscious over the last decade and is looking for alternatives to traditional medicine and to assist them
nutritionally to prevent disease and enhance their lifestyles.   This trend
combined with the typical American's frenetic lifestyle and the demand for healthy snacks, meal substitutes, nutritional candies and other products will cause demand for nutraceutical products to continue to grow rapidly.

     Another reason nutraceutical sales have boomed is that people have experienced the significant, positive effects that many nutraceuticals provide. An example of this is St. Johns Wart, which is considered by many to be an effective alternative to the drug Prozac.

     Examples of nutraceutical sales' increase include: Energy-bar sales which topped $500 million in 1998, a 40% increase from the previous year. The current ready-to-drink nutritional beverage category including "Dieting Aids". The creatine market, which skyrocketed from $80 to $180 million in 1998 and LifeSmart believes this market will be a $300 million market by the end of 2001. Also, with "Complete Nutritional Products" recording $1 billion in 1998 sales, these products, which were once confined to lonely specialty retail outposts, are slowly migrating to supermarkets and mass-volume retailers.

     Though the nutraceutical arena is blossoming, the barriers to entry remain high. These barriers include: the amount of money needed to develop high-quality products and brand awareness; the difficulty of achieving "private label" deals (there is only a small category of contacts controlling this industry); the competition for brokers' time and commitments to individual product lines; the fight for shelving and SKU space, and the difficulty in finding and negotiating acceptable deals with co-packers, etc.

     It is extremely difficult to innovate products that consumers want and demand--in a format they find acceptable and at a price they are willing to pay. The average cost to develop an acceptable product is $5 to $10 million. Yet, LifeSmart, using the expertise of Dr. Warnecke and others, has been able to develop its products for far less. Among other things, this demonstrates
the unique value of LifeSmart's industry experience.   LifeSmart believes the
only obstacle it needs to overcome in entering the large nutraceutical marketplace is proper funding. LifeSmart has transcended the other barriers with its great product quality and mix, its marketing contacts, and its history of setting up broker networks.

Government Regulation
---------------------

     The manufacturing, packaging, labeling, advertising, distribution, and sale of nutritional products are subject to the regulation of various government agencies, principally the Food and Drug Administration (FDA). Nutritional products fall under the Federal Food, Drug, and Cosmetic Act ("FDCA") and the Fair Packaging and Labeling Act ("FPLA"). Nutraceuticals are viewed as food supplements, and do not fall under the stringent FDA guidelines for drugs.

     The FDCA is intended to assure consumers that foods are wholesome, safe to eat, and produced under sanitary conditions, and that food labeling is truthful. The FPLA provides requirements for the contents and placement of information required on consumer packages to ensure that labeling is useful and informative. Nutritional products are generally classified and regulated as food under the FDCA, and are not subject to pre-market FDA approval.

Manufacturing/Logistics
-----------------------

     LifeSmart will outsource the manufacturing of its nutraceutical lines to co-packers which are discussed below.

     Primrose Candy, based in Chicago, Illinois, a nationally known candy maker, will be the co-packer LifeSmart will use for its nutritional candies. Primrose has extensive experience in the industry and is one of the few facilities able to handle the volume LifeSmart believes it may generate. The candies will be packaged in a unique tin package that should create plenty of "impulse" buys. Also, since many of the initial candies will be under the retailers' "private label" brand, they will ensure instant distribution throughout the retailers' stores.

     LifeSmart has also negotiated to have its nutritional chews produced in a state-of-the-art facility in Brazil. LifeSmart has received an oral commitment from a Brazilian company (Slim) to produce up to 60 million pounds of chews per annum. The benefit of producing chews in Brazil is that it will save LifeSmart about 40% of the cost of production at a state-side facility like Primrose. In addition, very favorable payment terms (180 days) can be arranged through the Brazilian government. LifeSmart and Slim feel that LifeSmart will qualify and be able to participate in this 180-day payment program.

     Depending on how LifeSmart's private label business grows, LifeSmart may, depending on financing, either build a factory or enter into a joint venture for manufacturing. This would be done to lower the cost of goods sold and increase the profit margins. Currently LifeSmart receives between 15-47% margins on private label items. LifeSmart will place UPC codes on all products based on formulas and flavors, allowing LifeSmart to determine the best-selling items by region. LifeSmart can then adjust inventories and distribution according for each category of product.

     LifeSmart currently repackages its products at CUPAC in Chicago, Illinois and International Raisin at Fresno, California. LifeSmart has negotiated very favorable terms with both repackaging firms. The deals also include warehousing.

Sales
-----

     Presently all direct sales as well as a broker sales force are managed by Richard Hellyer, LifeSmart's CEO and President. LifeSmart is attacking the private label market and will slowly introduce its branded products into the market place depending on sufficient funding. Limited sales efforts started in October of 2000 (once LifeSmart had its product line ready to introduce) and the results of those efforts have been very encouraging.

     LifeSmart has already landed private label arrangements with GNC, Rite Aid and Pharmanutrients and have been actively shipping products to retailers with potential distribution through 23,000 retail outlets. LifeSmart has been issued purchase orders from GNC (4,000 stores), Rite Aid (3,500 stores), Trader Joe's (700 stores) and Tree of Life (a distributor to over 15,000 stores).

     Management expects to further broaden distribution as it anticipates purchase orders from Eckerd (4,000 stores), American Fitness Wholesalers (1,100 stores), Pharmanutrients (national/international distributor), Albertsons (2,500 stores), and Krogers (2,600 stores). Krogers includes Smiths, Fred Meyer and Ralphs.

     Once funding allows, LifeSmart will expand its sales efforts further by hiring additional region managers. To stay lean, most sales will be done utilizing a broker network, with several accounts being exclusive house accounts.

Competition
-----------

     Within the calcium market there is only one major player: Viactiv (Mead Johnson). This product was introduced in April 1999 and has taken the market by storm. LifeSmart has decided that instead of trying to out-muscle Mead Johnson it will offer calcium chews as a private label opportunity to major retailers.

     This strategy is working very well so far--GNC and Rite Aid have both shipped private label calcium products by LifeSmart and have several re-orders. GNC anticipates yearly demand for their calcium products to exceed 3 million units annually. Within the creatine candy market, LifeSmart has only one major competitor, Phosphagems (EAS). EAS basically introduced creatine to the marketplace and has been very instrumental in turning creatine into a $180+ million annual category. LifeSmart believes it can compete with EAS's Phosphagems effectively under LifeSmart's own branded label. Unlike Phosphagems, LifeSmart's creatine chews do not harden. LifeSmart will also have a significant pricing advantage over Phosphagems. LifeSmart's creatine chews were just ranked #1 by supplementwatch.com an independent doctor review of nutritional supplements. LifeSmart intends to keep this item branded but may private label it for select clients like Pharmanutrients. This product is so unique that LifeSmart has filed a 44-claim patent on its soft chew.

     LifeSmart's Methoxy Chews main competition is Methoxy-Pro by Cytodyne and Methoxy 7 by Biotest. Methoxyisoflavone is a new nutracuetical that has the potential to be as large of a market place as creatine. (Hungarian pharmaceutical company Chinon held the patent for Methoxyisoflavone until
1997). Neither of LifeSmart's competitors' products come in a candy format and LifeSmart has more methoxyisoflavone per container than either competitor. LifeSmart feels that the consumers, when educated, will find LifeSmart's methoxy product the best value and best tasting product in the marketplace. LifeSmart intends to file a patent to protect its methoxy product.

     The biggest competitor LifeSmart will face within the Joint Chew market is Schiff's "Move Free" tablets. This product accounted for over 40% of Weider's revenues. LifeSmart feels its product's taste and being in a candy-like form (instead of a tablet like "Move Free") gives it an advantage. LifeSmart feels senior citizens and others that suffer from osteoarthritis and joint pain when given the option will choose LifeSmart's candy like chew over a tablet.

     LifeSmart's new "Noni" soft chew will compete with the liquids offered by a number of MLM (multi-level-marketing companies). Noni has grown into a billion dollar category-mostly through international distribution. LifeSmart feels that its Noni soft chew will compete well against the MLM liquids and is in a format that the masses will enjoy. LifeSmart is in the process of filing a patent on this product and other herbal remedies like Echinacea, Gingko and St. John's Wart in a soft chew format.

     LifeSmart's 40/30/30 bite size treat will compete with Balance Bar Company. Balance Bar Company, located in Carpinteria, California, (it was recently acquired by Kraft for $200+ million). Its products come in a variety of flavors and are based on a formula of 40% carbohydrates, 30% protein, and 30% dietary fat. It sells its products through natural foods stores (about 37% of sales in 1999 Q2) and grocery, mass merchandise, and convenience stores. LifeSmart feels that its bites size treat will compete effectively.

Research and Development
------------------------

     LifeSmart intends to build a test kitchen and continue to innovate new products. Mel Warnecke is regarded as one of the preeminent food scientists in the world. Dr. Warnecke and the nutritionists on staff will continue to develop new, exciting products for the marketplace to complement LifeSmart's calcium chews, creatine chews, joint health chews, methoxy (muscle building chews), vitamin C chew as well as a diet chew and a 40/40/30 nutritional bite chew.

Patents
-------

     LifeSmart has filed a 44-claim patent on creatine and will file patents for its Noni and Methoxy chews. It is to early in the patent process to know whether any patents will be received.

Management
----------

     Richard W. Hellyer is a co-founder of LifeSmart and has been its President and CEO since August 1997. He has been in the confectionery merchandise industry for more than twenty-five years, beginning with Nabisco in 1973. At Nabisco, he was a National Sales Manager in five classes of trade, where his responsibilities included account management, sales, advertising and managing marketing programs. He was also the Central Region Manager in Chicago, where he managed more than 400 people.

     From 1989-1990, he was the Director of Retail Sales at the NutraSweet Company, where he managed retail, private label, and new business development departments throughout the United States.

     Since 1992, he has operated his own marketing and consulting firm, where he has served as an exclusive agent for the NutraSweet Company in the United States and the Holland Sweetener Company, North America, which he helped increase annual sales from $20 million to the plant's capacity of $200 million in two years.

     Richard Hellyer will assume the title of Chairman along with the CEO and President title he currently holds once the Merger is completed.

     Darald A. Donnell is a co-founder of LifeSmart and currently serves as LifeSmart's President of International Operations. From 1980-1984 he was the District Manager for Barber Greene Overseas, Inc., an international civil engineering firm. He started with the NutraSweet Company in 1984, where he spearheaded marketing programs in the Philippines and Brazil. His responsibilities at NutraSweet included the management of four District Managers, a staff of fifty, and a manufacturing site in Brazil.

     Darren J. Lopez is a co-founder of LifeSmart and has served as LifeSmart's VP of Operations since inception. Darren is a certified fitness trainer and Specialist in Performance Nutrition and was instrumental in
developing the LifeSmart product line.   Darren has served as President of
ASF, a specialty sales and marketing company (where he handled advertising, marketing and operations). He has also served as Director of Operations for PPAC, a non-profit organization.

     Dr. Melvin O. Warnecke has been the Vice President for Research and Development and Technical Services for LifeSmart since August 1997. He was the Vice President for Technical Services and R & D at Jacobs Suchard and Brach Candy (one of the world's largest confectionary companies) and is the past Chairman of the Technical Committee of the Chocolate Manufacturers of America. He is widely recognized as a preeminent food scientist and confectioner.

     David J. Cannon is a co-founder of LifeSmart and has been its Chairman since August 1997. He has been involved in many entrepreneurial activities, providing minority investments and financing advice and strategies for several major ventures. He is also a former White House policy advisor and was a participant/owner in a major manufacturing acquisition (a $100 + million company). At the time the Merger with Upland is completed David Cannon will step aside as Chairman to pursue other endeavors.

Selected Financial Data of LifeSmart
------------------------------------

     The year end financial data included in the table has been selected by LifeSmart and has been derived from LifeSmart's balance sheets at May 31, 2000 and 1999, and statements of operations for its fiscal years ended May 31, 2000 and 1999. All financial information for the fiscal years ended May 31, 2000 and 1999 has been examined by Ernst and Young, LLP, certified public accountants.

                                    Year Ended May 31,         February 28
                                    2000          1999            2000
                                 ----------    ----------     ------------
Statement of
 Operations Data:

Revenues                         $   21,426    $   197,957    $   764,455
Cost of Sales                    $  409,632    $   318,597    $   560,874
General and Administrative
  Expenses                       $  963,084    $   925,768    $ 1,290,734
Net income(loss)                 $ 1,706,448   $ 1,257,559    $(1,084,153)


                                        At May 31,            At February 28,
                                    2000          1999              2000
                                 ----------    ----------     ---------------
Balance Sheet Data:

Current Assets                   $   40,059    $   284,689     $  663,133
Current Liabilities              $  817,072    $   326,599     $  859,371
Work Capital (Deficit)           $  777,013    $    41,910     $ (196,238)
Property & Equipment (net)       $   30,990    $    49,202     $   26,121
Total Assets                     $  116,739    $   353,845     $  717,634
Long Term Liabilities            $     -       $     -         $    -
Shareholders' Equity (Deficit)   $ (700,333)   $    27,246     $  141,935

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Pritchett, Siler and Hardy has been the independent certified public accountant who has examined the Company's financial statements for the fiscal years ended December 31, 2000 and 1999.


                                 LEGAL MATTERS

     None.

                         EXCHANGE OF STOCK CERTIFICATES

     In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the Recapitalization and name change), to the Company's transfer agent, Colonial Stock Transfer Company, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111, and be issued in exchange therefor, one new certificate in the new name of the Company representing the Consolidated Common Stock on a 1 for 2 basis, rounded up to the nearest whole share. The Company shall pay the cost of such issuance, if presented to Colonial Stock Transfer Company, within 60 days of June 11, 2001. After 60 days from the effective date, all exchange requests must be accompanied by a check payable to Colonial Stock Transfer Company in the amount of $18 per certificate to be issued. The Company will not pay for any additional certificates requested or for the transfer of certificates into names other than those in which the
certificates are in presently.   To eliminate confusion regarding the
Consolidated Common Stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so.

                                     VOTE

     Upland received the votes of 3,396,798 shares of its issued and outstanding shares totaling 67% of its 5,065,592 outstanding shares to approve the Proposals set forth herein.

                              FURTHER INFORMATION

     All references to each document referred to in this Information Statement are qualified in their entirety by reference to the complete contents of such document. Copies of these documents, including the Agreement and Plan of Reorganization with LifeSmart, may be obtained upon request from management at the address of the Company, 712 Arrowhead Lane, Murray, Utah 84107. Any shareholder and his advisor may, during normal business hours prior to completion of the Acquisition, (1) have access to the document referred to herein, and (2) ask questions of management with respect to terms and conditions of the Acquisition and request additional information necessary to verify accuracy of the information provided. Management will seek to provide answers and such information to the extent possessed by management or obtainable by them without unreasonable effort or expense.

                                         Upland Energy Corporation
                                         By order of the Board of Directors

                                         Lee Jackson, President
Salt Lake City, Utah
May 11, 2001

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                     CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 2000

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                                 CONTENTS


                                                          PAGE

          -  Independent Auditor's' Report                       F-1


          -  Consolidated Balance Sheet, December 31,
               2000                                              F-2


          -  Consolidated Statements of Operations, for
               the years ended December 31, 2000 and 1999        F-3


          -  Consolidated Statement of Stockholders' Equity,
               from December 31, 1997 through December 31,
               2000                                              F-4


          -  Consolidated Statements of Cash Flows, for
               the years ended December 31, 2000 and
               1999                                              F-5-6


          -  Notes to Consolidated Financial Statements          F-7-16


          -  Unaudited Supplemental Oil and Gas Information      F-17-24

                       INDEPENDENT AUDITOR'S REPORT

Board of Directors
UPLAND ENERGY CORPORATION AND SUBSIDIARY
Salt Lake City, Utah


We have audited the consolidated balance sheet of Upland Energy Corporation and Subsidiary as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the consolidated financial position of Upland Energy Corporation and Subsidiary as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 12, the Company has experienced continuing operating losses the past few years and may not have adequate working capital to sustain its operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans with regards to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The ultimate realization of the Company's investment in oil and gas properties is dependent upon the Company being able to economically recover and sell its oil and gas reserves and to be able to fund the maintenance and operations of its wells. Further, the Company's estimates of oil and gas reserves were produced internally by management and others who were not independent with respect to the Company. The financial statements do not include any adjustments related to the uncertainty that the Company might not recover its estimated reserves.

/S/PRITCHETT, SILER & HARDY, P.C.
PRITCHETT, SILER & HARDY, P.C.
February 22, 2001
Salt Lake City, Utah

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEET

                                  ASSETS

                                                December 31,
                                                    2000
                                               -------------
CURRENT ASSETS:
  Cash                                          $     37,684
  Oil revenue receivable                              14,977
                                               -------------
          Total Current Assets                        52,661

PROPERTY AND EQUIPMENT, net                            2,057

OIL AND GAS PROPERTIES, net                          364,480
                                               -------------
                                                $    419,198
                                             ---------------

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                    34,601
  Other accrued liabilities                            6,400
                                               -------------
         Total Current Liabilities                    41,001

STOCKHOLDERS' EQUITY:
  Common stock; $.001 par value, 50,000,000
    shares authorized, 4,993,592 shares issued
    and outstanding                                    4,994
  Capital in excess of par value                   2,511,869
  Retained (deficit)                              (2,138,666)
                                               --------------
          Total Stockholders' Equity                 378,197
                                               --------------
                                                $    419,198
                                               --------------


The accompanying notes are an integral part of this consolidated financial statement.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS


                                      For the Years Ended
                                          December 31,
                                    ------------------------
                                        2000         1999
                                    -----------  -----------
REVENUE:
 Oil sales                           $  255,743   $  198,540
                                    -----------  -----------
          Total Revenue                 255,743      198,540
                                    -----------  -----------

EXPENSES:
  Production expense                    127,886       93,125
  Depreciation, depletion and
    amortization                         31,049       44,853
  Dryhole, unsuccessful recompilations
    and exploration costs                     -      100,000
  General and administrative costs      138,826      175,832
                                    -----------  -----------
          Total Expenses                297,761      413,810
                                    -----------  -----------
LOSS FROM OPERATIONS                   (42,018)     (215,270)
                                    -----------  -----------

OTHER INCOME (EXPENSE):
  Interest Income                             -        2,170
  Interest Expense                            -      (24,136)
  Loss on disposition of assets               -     (477,079)
                                    -----------  -----------
          Total Other Income
           (Expense)                          -     (499,045)
                                    -----------  -----------

LOSS BEFORE INCOME TAXES                (42,018)    (714,315)

CURRENT TAX EXPENSE                           -            -

DEFERRED TAX EXPENSE                          -            -
                                    -----------  -----------
NET LOSS                             $  (42,018)  $ (714,315)
                                    -----------  -----------

LOSS PER COMMON SHARE                $     (.01)  $     (.20)
                                    -----------  -----------

The accompanying notes are an integral part of these consolidated financial statements.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FROM DECEMBER 31, 1997 THROUGH
                             DECEMBER 31, 2000

                              Common Stock       Capital in  Retained
                          ---------------------  Excess of   Earnings
                            Shares     Amount    Par Value   (Deficit)
                          ---------- ----------  ----------- ------------
BALANCE, December 31, 1997 3,695,378      3,695   2,337,335    (815,165)

Cancellation of 133,186
  shares of common stock,
  May 1999, fair market
  value was at $1.12 per
  share, for cancellation
  of note receivable from
  the former President of
  the Company               (133,186)      (133)   (149,035)          -

Net loss for the year ended
  December 31, 1998                -          -           -    (567,168)
                          ---------- ----------  ----------- ------------
BALANCE, December 31, 1998 3,562,192      3,562   2,188,300  (1,382,333)

Issuance of 982,000 shares
  of common stock in payment
  of note payable at $.25
  per share, December 1999   982,000        982     244,518           -

Return of 45,000 shares of
  common stock  for
  cancellation December 1999 (45,000)       (45)         45           -

Net Loss for the year
  ended December 31, 1999          -          -           -    (714,315)
                          ---------- ----------  ----------- ------------
BALANCE, December 31, 1999 4,499,192      4,499   2,432,863  (2,096,648)

Issuance of 400,000 shares
  of common stock of $50,000
  for cash , or $.125 per
  share, May 2000             400,000        400      49,600          -

Issuance of 94,400 shares
  of common stock for debt
  relief of $29,500, or
  $.3125 per share
  July 2000                   94,400         95      29,406          -

Net Loss for the year
  ended December 31, 2000          -          -           -    (42,018)
                          ---------- ----------  ----------- ------------
BALANCE, December 31, 2000 4,993,592 $    4,994  $2,511,869 $(2,138,666)
                          ---------- ----------  ----------- ------------
The accompanying notes are an integral part of this consolidated financial statement.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                      Net Increase (Decrease) in Cash

                                           For the Years Ended
                                               December 31,
                                        -------------------------
                                           2000          1999
                                        -----------   -----------
Cash Flows from Operating Activities:
  Net loss                               $ (42,018)    $ (714,315)
                                        -----------   ------------
  Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities:
   Depreciation, depletion and
    amortization                             32,282        44,297
   Loss from discontinued operation              -       489,006
   Non-cash expenses                          6,300       115,931
   Change in assets and liabilities:
     Decrease in deposits                         -        10,000
     (Increase) decrease in oil revenue
       receivable                               (99)       (8,908)
     (Increase) in advance receivable -
       related party                              -        10,396
     (Increase) decrease in prepaid assets        -       225,000
     Increase in accounts payable -
       related party                              -             -
     Increase (decrease) in accounts
       payable                               29,613      (100,978)
     (Decrease) in other accrued
       liabilities                           (6,200)       36,000
                                        -----------   -----------
      Net Cash (Used) by Operating
       Activities                            19,878       106,429
                                        -----------   -----------
Cash Flows from Investing Activities:
  Purchase of equipment                        (377)            -
  Proceeds from sale of equipment                 -        25,000
  Purchase of oil and gas properties        (50,000)     (158,136)
  Receipts on notes receivable                    -        40,000
                                        -----------   -----------
      Net Cash (Used) by Investing
       Activities                           (50,377)      (93,136)
                                        -----------   -----------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock         50,000             -
                                        -----------   -----------
      Net Cash Provided by Financing
       Activities                            50,000             -
                                        -----------   -----------
Net Increase (Decrease) in Cash              19,501        13,293

Cash at Beginning of Year                    18,183         4,890
                                        -----------   -----------
Cash at End of Year                      $   37,684    $   18,183
                                        -----------   -----------

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                        Increase (Decrease) in Cash

                                [CONTINUED]
                                           For the Years Ended
                                               December 31,
                                        ------------------------
                                             2000         1999
                                        -----------   -----------
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for
  Interest                              $        -    $    24,135
  Income taxes                          $        -    $         -

Supplemental Disclosure of Noncash Investing and Financing Activities:
  For the year ended December 31, 2000:
   The Company issued 94,400 shares of common stock for debt forgiveness from an officer of the Company in the amount of $29,500, or $.3125 per share.

  For the year ended December 31, 1999:
  The Company issued 982,000 shares of common stock to retire notes payable at $.25 per share.

  A shareholder of the Company returned 45,000 shares of common stock of the Company for cancellation as a capital contribution.

  Notes Receivables in the amount of $24,529 was written off as bad debt expense and $69,401 was netted against accounts payable owing for legal fees.





The accompanying notes are an integral part of these consolidated financial statements.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Upland Energy Corporation ["PARENT"] was incorporated under the laws of the State of Utah on January 30, 1986 as Upland
  Investment Corporation. Parent changed its name to Upland Energy Corporation during November 1993. G. S. & C., Inc. ["SUBSIDIARY"], was incorporated under the laws of the State of Nevada on September 1, 1993 and is engaged in the development, production and selling of oil and gas in the State of Kansas.

  During November 1993, PARENT acquired SUBSIDIARY in a transaction accounted for as a recapitalization of subsidiary in a manner similar to a reverse purchase. Accordingly, Subsidiary is treated as the purchaser entity in the transaction.

  Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

  Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method for financial reporting purposes, with accelerated methods used for income tax purposes. The estimated useful lives of property and equipment for purposes of financial reporting range from five to seven years.

  Oil and Gas Properties - The Company uses the successful efforts method of accounting for oil and gas producing activities. Under that method, costs are accounted for as follows:

     a. Geological   and  geophysical  costs  and  costs  of  carrying   and
       retaining   undeveloped  properties  are  charged  to   expense   as
       incurred.
     b. Costs   of   drilling   exploratory   wells   and   exploratory-type
       stratigraphic test wells that do not find proved reserves are charged to expense when the wells do not find proved reserves.
     c. Costs  of acquiring properties, costs of drilling development  wells
       and   development-type  stratigraphic  test  wells,  and  costs   of
       drilling   successful   exploratory   wells   and   exploratory-type
       stratigraphic test wells are capitalized.
     d. The  capitalized costs of wells and related equipment are  amortized over  the  life  of proved developed reserves that can  be  produced
       from   assets  represented  by  those  capitalized  costs.   Mineral
       acquisition costs (leasehold) are amortized as the proved reserves are produced.
     e. Costs of unproved properties are assessed periodically, and a loss is recognized if the properties are impaired.

  Revenue Recognition - The Company's revenue is generated primarily by the production and sale of oil and gas. Revenue from oil and gas sales is recognized when the product is transferred to the purchaser.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Stocked Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of financial Accounting Standard 123 "Accounting for Stock-Based Compensation". This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The
  Company has adopted the disclosure only provisions of SFAS No. 123, accordingly, the Company has elected to determine net income using previous accounting standards.

  Earnings (Loss) Per Share - The Company accounts for earnings (loss) per share in accordance with Statement of Financial Accounting Standards
  (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earning per share when the effect is dilutive. The computation of earnings (loss) per share is based on the weighted average number of shares outstanding during the period presented [See Note 6].

  Cash and Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes [See Note 7].

  Dividend Policy - The Company has not paid any dividends on common stock to date and does not anticipate paying dividends on common stock in the foreseeable future.

  Accounting Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 -  DISCONTINUED OPERATIONS - SUBSIDIARY

  On August 5, 1999, G. S. & C., Inc. ("Subsidiary") sold all of its oil and gas properties for $25,000 cash, assumption of $32,552 of accounts payable and assumption of a $10,000 note payable. The sale resulted in the Subsidiary becoming inactive (no on-going operations). On a consolidated basis the Company is still operating in the Oil and Gas
  Production Industry and accordingly the sale is not considered a discontinued operation for purposes of consolidated reporting.

NOTE 3 - PROPERTY AND EQUIPMENT

  The following is a summary of property and equipment - at cost, less accumulated depreciation as of December 31:

                                          2000
                                      -----------
    Furniture and office equipment     $    6,428
    Vehicle
    Less:  accumulated depreciation        (4,371)
                                      -----------
         Total                         $    2,057
                                      -----------

  Depreciation expense charged to operations was $1,232 and $1,716 for the years ended December 31, 2000 and 1999.

NOTE 4 - OIL AND GAS PROPERTIES

  Upon placing oil and gas properties and production equipment in use, the unit-of-production method, based upon estimates of proven developed and undeveloped reserves, is used in the computation of depreciation and depletion. For the year ended December 31, 2000 and 1999, the Company recorded depletion of $31,051 and $42,581, respectively.

  The estimates of oil and gas reserves used by the Company were produced internally by management and others who were not independent with respect to the Company (who subsequently are no longer employed by the Company). The Company has experienced continuing operating losses the past few years and has experienced some cash flow shortages. Due to the cash shortages, management has not hired an independent reserve engineer to update its reserve information. Management in the past has also depended on related parties and others to provide financing plus additional capital through sale of its common stock.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - OIL AND GAS PROPERTIES [Continued]

  The ultimate realization of the Company's investment in oil and gas properties is dependent upon the Company being able to economically recover and sell a minimum quantity of its oil and gas reserves and to be able to fund the maintenance and operations of its wells. The financial statements do not include any adjustments related to the uncertainty that the Company might not recover its estimated reserves.

  Hittle Project - During 1999, the Company applied its deposit of $225,000 and drilled two additional wells on the Hittle Field. These wells have been completed for production, one well was a dry hole and the Company has planned to use it as a disposal well.

  During 1998 and 1997, the Company capitalized $0 and $558,861, respectively, in oil and gas properties for the Hittle field. This included initial investments into several new leases as well as drilling costs. During September 1997, the Company began producing on the Hittle field. During April 1997, the Company entered into seven oil and gas leases for a total of 880 acres on the Hittle field, located in Cowley County, Kansas. The lease agreements provide for the Company to lease the property for a term of two or three years ["PRIMARY TERM"] and as long thereafter as oil, liquid hydrocarbons, gas, or their respective constituent products, are produced. If operations for drilling are not commenced on or before one year from the date of each lease, each lease shall terminate. If however, on or before one year from the date of each lease, the Company pays an additional rental for each lease of $5.00 or $1.00 per acre depending on lease ($4,040 total for renewal of all seven leases), the Company may defer commencement of drilling operations for an additional period of 12 months.

  In like manner and upon payments of $5.00 or $1.00 per acre depending on lease, the commencement of drilling operations may be further deferred (without cancellation of lease) for additional periods of 12 months each per lease during the PRIMARY TERM. Upon production, a royalty fee of 12.5%, 15.6%, or 18.8%, of total sellable production is payable to property owner. The Company paid the $5.00 rental per acre on all of these leases and deferred commencement of drilling.

  Discontinued Operations of Subsidiary - On August 5, 1999, G. S. & C., Inc. ("Subsidiary") sold all of its oil and gas properties for $25,000 cash, assumption of $32,552 of accounts payable and assumption of a $10,000 note payable. The assets sold consisted primarily of the well equipment and leases in the McLouth field.

NOTE 5 - COMMON STOCK TRANSACTIONS

  In August 2000, the Company issued 94,400 shares of common stock for debt relief from an officer of the Company. Debt relief of $29,500 or $.3125 per share was received.

  During May 2000, the Company issued 400,000 shares of common stock for cash of $50,000 or $.125 per share.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - COMMON STOCK TRANSACTIONS [Continued]

  During November through December 1998, the Company raised an additional $245,000 in financing by issuing convertible promissory notes with redeemable warrants in units of $5,000 each. Each unit consisted of a convertible promissory note for $5,000 and 5,000 redeemable warrants to purchase the Company's common stock at $.875 per share. The convertible promissory notes have a maturity of one year, bear interest at 12% per annum, and are secured by the oil production from the Company's Hittle Field in Central Kansas. The promissory notes are convertible into the Company's common stock, at the holder's option, at the rate of one share for each $1.50 of principal and accrued but unpaid interest. The warrants are exercisable for two years from the date of exercising the conversion feature of the promissory note. Each warrant is redeemable at the redemption price of $.10 per warrant on the company's 30 day written notice to the holders if the closing bid price for the Common Stock, as reported on the National Associations of Securities Dealers
  Electronic Bulletin Board, is $1.50 per share or more for ten consecutive trading days or is $1.50 per share or more for 15 trading days in any 30 trading day period. During 1999 these notes payable totaling $245,000 were converted to 982,000 shares of common stock, valued at $.25 per share.

  On December 16, 1996 the Board of Directors resolved that 60,000 shares of common stock be reserved for issuance upon exercise of options granted to legal counsel for services to be performed in the amount of $25,000. The exercise price for the options is $2.00, the options vest on December 16, 1996, and the options expire on December 16, 2001. The cost of the legal services has been accounted for as an addition to prepaid expenses and a charge to additional paid-in capital. The prepaid expense reversed during 1997 and was offset against additional paid-in capital as a stock offering expense. The options had previously been granted during 1996 in connection with services to be performed in 1997. The Company received cash of $10,000 and two notes receivable totaling $110,000 (a $90,000 note and a $20,000 note) as consideration for the exercise price of the options. Both notes provide for interest at 8.5% per annum and are to be repaid in full on or before January 17, 2001. During 1998 the $90,000 was expensed against legal fees. The remaining $6,300 was expensed against legal fees in 2000.

  Private Offering - During August 1996, the Company issued 500,000 units, for cash at $.70 per unit, which consisted of one share of common stock and one common stock purchase warrant in a private placement offering.
  The purchase warrant allows the holder to purchase another share of common stock at an exercise price of $1.50. Total proceeds amounted to $350,000. The Company issued 50,000 units of common stock and warrants for commissions of $35,000 in connection with the private placement offering. During February, 1997, the Company made an offering to the holders of the Company's currently outstanding common stock purchase warrants who exercised their existing warrants by February 21, 1997, to receive one new common stock purchase warrant (exercisable into one share of common stock at an exercise price of $2.00 per share) for every two existing warrants exercised. The Company believes the offering was

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - COMMON STOCK TRANSACTIONS [Continued]

  exempt from registration with the Securities and Exchange Commission under Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended. The existing warrants were exercisable into one share of common stock at an exercise price of $1.50 per share. During February 1997, 500,000 of the existing warrants were exercised and the Company received total proceeds of $750,000.

  Warrants - December 2000, the Company issued 100,000 warrants to an officer and a consultant, to purchase one share of common stock each for $.25 per share.

  At December 31, 1999, the Company had 500,000 warrants outstanding to purchase common stock at $2.00 per share and 50,000 warrants to purchase common stock at $1.50 per share and 245,000 warrants outstanding to purchase common stock at $.875 per share. The warrants all had a two year life and expired in December 2000.

  Stock Options - The Company applies APB Option No. 25 in accounting for its options granted under the employment agreements. Compensation of $0 and $0 was recorded in 2000 and 1999 respectively. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The effect on net income from the adoption of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" are the same.

  The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 2000 risk-free interest rates of 6.33% expected dividend yields of zero, expected life of 5 years, and expected volatility 78%.

  A summary of the status of the options granted under the Company's stock option plan at December 31, 2000 and 1999, and changes during the

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - COMMON STOCK TRANSACTIONS [Continued]

  periods then ended is presented in the table below:

                         Year Ended                 Year Ended
                      December 31, 2000          December 31, 1999
                 -------------------------- -------------------------
                          Weighted Average          Weighted Average
                  Shares   Exercise Price   Shares   Exercise Price
                 --------- ---------------- -------- ----------------
  Outstanding at
    beginning of
    period         155,000  $    1.28        155,000      $ 1.28
  Granted                -         -           -             -
  Exercised              -         -                         -
  Forfeited        155,000       1.28          -             -
  Canceled               -         -           -             -
                 --------- ---------------- -------- ----------------
  Outstanding at
   end of Period         -         -        155,000  $     1.28
                 --------- ---------------- -------- ----------------
  Weighted average
    fair value
    of options
    granted              -         -         155,000 $     1.28
                 --------- ---------------- -------- ----------------

  The Company accounts for options agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Had compensation cost for these options been determined, based on the fair value at the grant dates for awards under these agreements, consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been the proforma amounts as indicated below:

                                For the Years Ended
                                    December 31,
                             -----------------------
                                2000           1999
                             ------------ ---------------
     Net Loss applicable to
       common stockholders

               As  reported  $    (42,018) $     (714,315)
                   Proforma  $    (42,018) $     (714,315)

     Earnings per Share
               As reported   $       (.01) $         (.20)
               Proforma      $       (.01) $         (.20)

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - EARNINGS (LOSS) PER SHARE

  The following data show the amounts used in computing earnings (loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the years ended December 31, 2000 and 1999:

                                       For The Years Ended
                                           December 31,
                                   -------------------------
                                      2000          1999
                                   ------------ -------------
  Income (loss) from continuing
     operations available
     to common stockholders
     used in earnings (loss)
     per share                     $    (42,018)$   (714,315)
                                   ------------ -------------
  Weighted average number of
     common shares used in
     earnings (loss) per share
     outstanding during the period    4,791,616     3,578,272
                                   ------------ -------------

  Dilutive earnings per share was not presented, as its effect was anti-dilutive for the years ended December 31, 2000 and 1999.

NOTE 7 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes [FASB 109]. FASB 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At December 31,
  2000 and 1999, the total of all deferred tax assets was $957,109 and $951,076 and the total of the deferred tax liabilities was $115,261 and $101,929. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws then in effect, the Company's future earnings, and other future events, the effects of which cannot presently be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance of $841,848 and $849,147 as of December 31, 2000 and 1999, which has been offset against the deferred tax assets. The net increase (decrease) in the valuation allowance during the years ended December 31, 2000 and 1999 amounted to approximately $(7,299) and $263,428, respectively.

  As of December 31, 2000 and 1999, the Company has net tax operating loss [NOL] carryforwards available to offset its future income tax liability. The NOL carryforwards have been used to offset deferred taxes for financial reporting purposes. The Company has federal NOL carryforwards of approximately $2,586,682 that expire in various years between 2001 and 2020.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [Continued]

  The components of income tax expense from continuing operations for the years ended December 31, 2000 and 1999 consist of the following:

                                       December 31,
                                 -----------------------
                                     2000        1999
                                  ----------  ----------
  Current income tax expense:
   Federal                         $       -   $       -
   State                                   -           -
                                  ----------  ----------
    Net current tax expense                -           -
                                  ----------  ----------
  Deferred tax expense (benefit) arising from:

  Excess of tax over financial
    accounting depreciation        $  13,332   $  51,588
  Net operating loss carryforwards   (21,573)   (122,330)
  Accrued compensation                15,540     (15,540)
  Litigation reserve                                   -
  Valuation allowance                 (7,299)     86,282
                                  ----------  ----------
    Net deferred tax expense       $       -   $       -

  Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

  A reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company's effective rate is as follows:

                                       December 31,
                                 -----------------------
                                     2000        1999
                                  ----------  ----------
  Computed tax at the expected
    federal statutory rate        $  (14,286) $  (76,605)
  Other                                  419      (2,918)
  State income taxes, net of
    federal income tax benefits       (1,261)     (6,759)
  Net operating loss                  22,427           -
  Valuation allowance                 (7,299)     86,282
                                  ----------  ----------
  Computed tax at the effective
   income tax rates               $        -  $        -
                                  ----------  ----------

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [Continued]

  The temporary differences and carryforwards gave rise to the following deferred tax asset (liability) at December 31, 2000 and 1999:

                                     2000        1999
                                  ----------  ----------
  Excess of tax over book
    accounting depreciation         (115,261)   (101,929)
  Accrued compensation                     -      15,540
  Contribution carryover                  37          37
  NOL carryforwards                  957,072     935,499

  As of December 31, 2000 and 1999, the deferred taxes reflected in the consolidated balance sheet are as follows:
                                     2000        1999
                                  ----------  ----------
  Short term asset (liability)    $        -  $        -
  Long term asset (liability)     $        -  $        -

NOTE 8 - RELATED PARTY TRANSACTIONS

  Office Space - The Company has not had a need to rent office space. An office/shareholder of the Company is allowing the Company to use his home as a mailing address. The cost is minimal and had not been recorded as an expense of the Company.

NOTE 9 - CONTINGENCIES

  Realization of Wells - The Company has depended on related parties and others to provide financing through loans and additional purchase of its common stock. The ultimate realization of the Company's investment in oil and gas properties is dependent upon the Company being able to economically recover and sell a minimum quantity of its oil and gas reserves and to be able to fund the maintenance and operations of its wells. The financial statements do not include any adjustments related to the uncertainty that the Company might not recover its estimated reserves.

NOTE 10 - COMMITMENTS AND AGREEMENTS

  Consulting Agreement - During July 2000 the Company entered into a six month consulting agreement with a stockholder to provide consulting services regarding development of new business opportunities. Under the agreement the consultant is to be paid $3,000 per month. At the option of the consultant this fee can be paid in cash or in common stock based on the market price as of July 1, 2000 which was $.3125. As of December 31, 2000, the Company had accrued $18,000 in unpaid consulting fees. In February 2001, the Company issued 72,000 shares of common stock to satisfy this debt.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND AGREEMENTS [Continued]

  Employment Agreements - During November 1998 the company entered into a one-year employment agreement with the Company's new president. The terms of the agreement include a base salary of $3,000 per month that can be paid in cash or converted to stock at market value. The president has been continuing on a month to month basis.

  Operating Agreement - During December 1998, the Company hired Pace Exploration to handle all of the Company's operation and drilling on the Hittle Field. Under the terms of the Agreement, Pace Exploration received a twenty percent working interest in the Hittle Field.

NOTE 11 - CONCENTRATION OF CREDIT RISKS

  The Company sells substantially all of its oil production to one purchaser because it is able to negotiate more favorable terms with the purchaser. If the purchasers stopped buying products from the Company, the Company would be forced to contract with other purchasers available in the areas where the oil is produced. The effect of a purchaser pulling out would at least put a temporary downward pressure on prices in the area but it is not currently possible for the Company to estimate how the Company would be affected. Management believes that its oil is a commodity that is readily marketable and that the marketing method it follows is typical of similar companies in the industry.

NOTE 12 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has incurred significant operating losses the past few years. Further, the Company has current liabilities in excess of current assets at December 31, 2000. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and/or through additional sales of its common stock and/or sale of non-profitable wells which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 13 - SUBSEQUENT EVENTS

  Stock Issuance - During February 2000, the Company issued 72,000 shares of common stock for debt relief of $18,000 accrued at December 31, 2000, or $4.25 per share.

  Proposed Acquisition - On March 19, 2001, the Company entered into an agreement and plan of reorganization with LifeSmart Nutrition, Inc.
  If completed, LifeSmart  will be the surviving entity.   The closing of
  the agreement is subject to various conditions being met and is expected

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SUBSEQUENT EVENTS [Continued]

  to be completed in May of 2001. Final consummation of the proposed reorganization is not guaranteed.

  Each LifeSmart share outstanding on the effective date of the merger shall be converted into seven tenths of one Upland share. A total of
  7,897,785 shares  of  common  stock are estimated   to  be  issued  to
  shareholders  of LifeSmart Nutrition, Inc.

  Prior to the closing of this agreement, Upland shall effect a one-for-two reverse stock split.

  As part of the merger, Upland shall prepare and file a registration statement to spin off or transfer its ownership in GS&C. The shareholders of Upland prior to merger, shall receive a one share of GS&C for every ten shares held in Upland. LifeSmart shareholders will receive one share of GS&C for every one hundred shares held in LifeSmart. The oil and gas production properties, equipment, and all rights related to the oil and gas production, shall be transferred from Upland to GS&C. If Upland is unable to complete this spin off within twelve months of closing, Lee Jackson and Maven Properties, LLC. shall jointly have the right or option, for a period of sixty days from the end of the twelve month period, to buy GS&C along with its oil and gas assets for $100,000.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                         SUPPLEMENTAL INFORMATION

                                [Unaudited]

  OIL AND GAS PRODUCING ACTIVITIES

  Generally Accepted Accounting Principles require disclosure, on an unaudited basis, of reserve and production quantities and changes of the quantities on an annual basis as well as calculation of possible impairment and other costs of the properties.

  Oil and Gas Reserves - Users of this information should be aware that the process of estimating oil and gas reserves is very complex, requiring significant subjective decisions in the evaluation of available geological, engineering, and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other things, additional development activity, production history and viability of production under varying economic conditions; consequently, material revisions to existing reserve estimates may occur in the future. Although every reasonable effort is made to ensure that the reserve estimates reported represent the most accurate assessment possible, the significance of the subjective decisions required, and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosure.

  Proved reserves are estimated quantities of natural gas, crude oil and condensate, and natural gas liquids which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions.

  Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

  The oil and gas reserve information presented in the following tables as of December 31, 2000, is based upon reports of petroleum engineers and management's estimate. The engineers and others who assisted and produced the reserve reports were not independent with respect to the Company. All reserves presented are proved reserves, all of which are located within the United States, and are defined as estimated quantities which geological and engineering data demonstrate with reasonable  certainty  to  be  recoverable in  future  years  from  known reservoirs under existing economic and operating conditions. Such reserves are estimates only and should not be construed as exact amounts. The Company does not have proved reserves applicable to long term supply agreements with foreign governments.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                         SUPPLEMENTAL INFORMATION

                                [Unaudited]

               OIL AND GAS PRODUCING ACTIVITIES [Continued]

                      Changes in Net Proved Reserves

                          [Volumes in Thousands]


                             2000          1999
                      ---------------------------------
                         Oil     Gas    Oil    Gas
                       (MBbls) (MMcf)(MBbls) (MMcf)
                      -------- ------ -------- --------
  Estimated quantity at
    beginning of period    101       -      49       -
  Revisions of previous
   estimates                 -       -       -       -
  Discoveries and
   extensions                -       -      65       -
  Purchase of reserves
   in place                  -       -       -       -
  Production                (9)      -     (13)      -
  Sale/disposal of
   reserves in place         -       -       -       -
                      -------- ------ -------- --------


  Estimated quantity
    at end of period        92       -     101       -
                      -------- ------ -------- --------


  Proved developed reserves:
    Beginning of period    101       -      49       -
    End of period           92       -     101       -
                      -------- ------ -------- --------


  Company's proportional
    interest in reserves
    of investees accounted
    for by the equity
    method - end of year     -       -       -       -
                      -------- ------ -------- --------

  "The production and sale of a significant portion of the proved reserves is not guaranteed and is subject to unpredictable economic factors and the Company being able to maintain a contracted operator to operate the wells and maintain purchase agreements with the end purchasers of the production. The company could also forfeit its rights to some of its reserves if minimum production is not maintained".

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                         SUPPLEMENTAL INFORMATION

                                [Unaudited]

               OIL AND GAS PRODUCING ACTIVITIES [Continued]

            Costs Incurred in Oil and Gas Property Acquisition,
                  Exploration and Development Activities


                                            December 31,
                                        --------------------
                                           2000       1999
                                        ---------  ----------
                                       [In Thousand of Dollars]
  Acquisition of properties:
    Undevelopment leases                 $      -   $       -
    Proved producing leases                     -           -
  Exploration costs                             -           -
  Development costs                            50         158
                                        ---------  ----------
  Total Additions to Oil and Gas
    Properties                          $      50  $      158
                                        ---------  ----------
  Company's share of equity method
    investees' costs of property
    acquisition, exploration and
    development costs                   $       -  $        -
                                        ---------  -----------

      Capitalized Costs Relating to Oil and Gas Producing Activities

  Capitalized costs as of the end of the
    period: [In thousands of dollars]
    Proved properties                   $     505  $      455
    Unproved properties                         -           -
                                        ---------  ----------
    Total Capitalized Costs                   505         455
  Less:  accumulated depreciation and
    depletion                                (141)       (110)
                                        ---------  ----------

    Net Capitalized Costs               $     364  $      345
                                        ---------  ----------

  Company's share of equity method
    investees' net capitalized costs    $       -   $       -
                                        ---------  ----------

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                         SUPPLEMENTAL INFORMATION

                                (Unaudited)

               OIL AND GAS PRODUCING ACTIVITIES [Continued]

              Results of Operations for Producing Activities

                                            December 31,
                                        --------------------
                                           2000       1999
                                        ---------  ----------
                                       [In Thousand of Dollars]

  Oil and gas sales                     $     255  $      198
  Production costs                            (73)        (93)
  Exploration costs                             -           -
  Depreciation and depletion                  (31)        (44)
                                        ---------  ----------
  Income (loss) from operations               151          61
  Income tax benefit (expense)                (51)        (21)
                                        ---------  ----------
    Results of Operations from Producing
      Activities [Excluding Corporate Overhead
      and Interest Costs]                     100          40
                                        ---------  ----------
  Company's share of equity method investees'
    results of operations for producing
    activities                                  -           -
                                        ---------  ----------

           Standard Measure of Discounted Future Net Cash Flows
                  Relating to Proved Oil and Gas Reserves

  The information that follows has been developed pursuant to procedures prescribed by SFAS No. 69, and utilizes reserve and production data estimated by management and independent petroleum engineers. The information may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Company or its performance. Moreover, the projections should not be construed as realistic estimates of future cash flows, nor should the standardized measure be viewed as representing current value.

  The future cash flows are based on sales, prices, costs, and statutory income tax rates in existence at the dates of the projections. Material revisions to reserve estimates may occur in the future, development and production of the oil and gas reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred are expected to vary significantly from those used. Management does not rely upon the information that follows in making investment and operating decisions; rather, those decisions are based upon a wide range of factors, including estimates of probable reserves as well as proved reserves, and different price and cost assumptions than those reflected herein.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                         SUPPLEMENTAL INFORMATION

                                (Unaudited)

               OIL AND GAS PRODUCING ACTIVITIES [Continued]

           Standard Measure of Discounted Future Net Cash Flows
                  Relating to Proved Oil and Gas Reserves

  The following tables set forth the standardized measure of discounted future net cash flows from projected production of the Company's proved oil and gas reserves:


                                            December 31,
                                        --------------------
                                           2000       1999
                                        ---------  ----------
                                       [In Thousand of Dollars]

  Future reserves                       $   1,945  $    1,793
  Future production and development
    costs                                     642         666
  Future income tax expenses                  443         383
                                        ---------  ----------

  Future net cash flows                       860         744
  Discount to present value at 10 percent      82          55
                                        --------- -----------

  Standardized measure of discounted
    future net cash flows                $    778  $      689
                                        ---------  ----------

  Company's share of equity method
    investees' standardized measure of
    discounted future net cash flows     $      -  $        -
                                        ----------  ---------

  * Future net cash flows were computed using year-end prices and costs and year-end statutory tax rates that relate to existing proved oil and gas reserves in which the Company has general interests. The Company has no long-term supply contracts with governments for which the Company serves as the producer of the reserves.

                 UPLAND ENERGY CORPORATION AND SUBSIDIARY

                         SUPPLEMENTAL INFORMATION

                                (Unaudited)

               OIL AND GAS PRODUCING ACTIVITIES [Continued]

           Standard Measure of Discounted Future Net Cash Flows
                  Relating to Proved Oil and Gas Reserves

  The following table sets forth the changes in standardized measure of discounted future net cash flows:


                                            December 31,
                                        --------------------
                                           2000       1999
                                        ---------  ----------
                                       [In Thousand of Dollars]

  Balance at beginning of period        $     689   $     784
  Sales of oil and gas net of production
    costs                                    (182)       (146)
  Changes in prices and costs                   -           -
  Revision of previous quantity estimates     271          51
  Acquisition of reserves in place              -           -
  Extensions, discoveries and improved
    recoveries, less related costs              -           -
  Development costs incurred
    during the period                           -           -
  Net change in income taxes                    -           -
  Accretion of discount                         -           -
  Other                                         -           -
                                        ---------- ----------
  Balance at End of Period              $     778  $      689
                                        --------- -----------

  The increase in previous quantity estimates was a result of management adjusting their estimates of recoverable reserves due to economic factors and potential development projects.

                         LifeSmart Nutrition, Inc.
                      (A Development Stage Company)

                          Financial Statements

                Years ended May 31, 2000 and 1999, and the period from
                   August 27, 1997 (inception) through May 31, 1998



                            Contents

Report of Independent Auditors

Audited Financial Statements

Balance Sheets
Statements of Operations
Statements of shareholders' Equity (Deficit)
Statements of Cash Flows
Notes to Financial Statements

ERNST & YOUNG               Ernst & Young LLP
                            Salt Lake City, Utah


Report of Independent Auditors

Board of Directors and Shareholders
LifeSmart Nutrition, Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of LifeSmart Nutrition, Inc. (A Development Stage Company) (the Company) as of May 31, 2000, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years ended May 31, 2000 and 1999, and for the period from August 27, 1997 (inception) through May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LifeSmart Nutrition, Inc. (A Development Stage Company) at May 31, 2000, 1999 and 1998, and the results of its operations and its cash flows for the years ended May 31, 2000 and 1999, and for the period from August 27, 1997 (inception) through May 31, 1998 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has limited access to additional resources, and its continued existence is dependent upon its ability to obtain additional financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

July 14, 2000
                                                   /s/
                                                      -------------------
                                                      Ernst & Young  LLP

                         LifeSmart Nutrition, Inc.
                       (A Development Stage Company)
                              Balance Sheet
                                                    May 31
                                                    ------
                                        2000         1999          1998
                                        ----         ----          ----
Assets
Current assets:
  Cash and cash equivalents           $   -        $ 88,708     $  989,119
  Accounts receivable                     -         138,658           -
  Related party receivable                -          22,000           -
  Inventories                            1,550       10,804           -
  Prepared expenses and other
  current assets                        38,509       24,519         27,250
                                      --------     --------     ----------
Total current assets                    40,059      284,689      1,016,369
Property and equipment:
  Computer and office equipment         40,972       40,223         11,660
  Furniture and fixtures                26,721       26,721          6,175
                                      --------     --------     ----------
                                        67,693       66,944         17,835
Accumulated depreciation               (36,703)     (17,742)        (3,135)
                                      --------     --------     ----------
                                        30,990       49,202         14,700
Other assets:
  Intangible assets, net of
    accumulated amortization of
    $36,535 in 2000,$720 in 1999
    and $0 in 1998                      45,690       11,055         10,615
  Deposits                                -           8,899           -
                                      --------     --------     ----------
                                        45,690       19,954         10,615
                                      --------     --------     ----------
Total assets                          $116,739     $353,845     $1,041,584
                                      ========     ========     ==========
Liabilities and shareholders'
 equity (deficit)
Current liabilities:
  Accounts payable                     $ 55,691     $129,907     $ 10,745
  Accrued liabilities                   180,894      196,692       61,734
  Notes payable to related parties, net 580,487           -       165,000
                                       --------     --------      -------
Total current liabilities              $817,072      326,599      237,479
Commitments and contingencies
(Note 5)
Shareholders' equity (deficit):
  Common stock; no par value;
    40,000,000 shares authorized;
    8,350,000, 4,806,500 and
    4,668,500 shares issued and
    outstanding at May 31, 2000,
    1999 and 1998, respectively       3,063,869     1,985,000   1,504,400
  Subscription receivable              (100,000)          -           -
  Deficit accumulated during
    the development stage             (3,664,202)  (1,957,754)   (700,195)
                                     -----------   -----------   ---------

                         LifeSmart Nutrition, Inc.
                       (A Development Stage Company)
                              Balance Sheet
                              [continued]

                                                    May 31
                                                    ------
                                        2000         1999          1998
                                        ----         ----          ----
Total shareholders' equity
 (deficit)                             (700,333)       27,246     804,205

                                      ---------       ----------   -------
Total liabilities
 and shareholders'
 equity (deficit)                      $116,739       $353,845    $1,041,684
                                      ==========      =========    =========

   See accompanying notes.

                         LifeSmart Nutrition, Inc.
                       (A Development Stage Company)
                          Statement of Operations




                                                                     Period from        Cumulative from
                                                                   August 27, 1997     August 27, 1997
                                           Year ended                (inception)         (inception)
                                             May 31                    through             through
                                        2000             1999       May 31, 1998         May 31, 2000
                                        ----             ----      ---------------     ----------------
Net sales                         $    21,426      $   197,957          $     -              $  219,383

Operating expenses:
  Cost of sales                       409,632          318,597                -                 728,229
  Research and development             36,244           64,460              38,916              139,620
  Selling and marketing               112,513          178,220              35,157              325,890
  General and administrative          963,084          925,768             626,559            2,515,411
                                  -----------      -----------           ---------          -----------

Loss from operations               (1,500,047)      (1,289,088)           (700,632)          (3,489,767)

Other income (expense):
  Interest expense                   (193,296)          (3,606)            (11,530)             (208,432)
  Interest income                       2,955           27,587               9,789                40,331
  Other income (expense)              (16,060)           7,548               2,178                (6,334)
                                  -----------      -----------           ---------           -----------
Net loss                          $(1,706,448)     $(1,257,559)          $(700,195)          $(3,664,202)
                                  ===========      ===========           =========           ===========



















See accompanying notes.

                       LifeSmart Nutrition, Inc.
                     (A Development Stage Company)
               Statement of Shareholders' Equity (Deficit)


                                                                                         Deficit
                                                                                        Accumulated
                                                                                        during the
                                                   Common Stock        Subscription    Development
                                               Shares        Amount     Receivables       Stage           Total
                                               ------        ------     -----------       -----           -----
Common stock issued to founders for
services in August 1997 at $0.01 per
share                                         2,675,000     $  26,750  $     -       $       -        $  26,750
Common stock issued in satisfaction of
interest on debt in September -
December 1997 at $0.05 per share                165,000         8,250        -               -            8,250
Common stock issued for services in
December 1997 at $0.05 per share                378,000        18,900        -               -           18,900
Common stock issued for cash in
January - May at $1.00 per share              1,450,500     1,450,500        -               -        1,450,500
Net loss                                           -             -           -           (700,195)     (700,195)
                                            -----------    ----------   ----------   ------------   -----------
Balance at May 31, 1998                       4,668,500     1,504,400        -           (700,195)      804,205
Conversion of debt to common stock
in July - August 1998 at $1.00
per share                                        50,000        50,000        -               -           50,000
Common stock issued for cash in
September 1998 at $1.00 per share               202,500       202,500        -               -          202,500
Common stock issued for cash in April
1999 at $1.10 per share                          95,000       104,500        -               -          104,500
Common stock issued for services in
August 1998 and May 1999 at $1.00 and
$1.10 per share, respectively                    70,000        72,000        -               -           72,000
Common stock options issued for service
in August 1998 and May 1999 at $1.00
and $1.10 per share, respectively                  -           51,600        -               -           51,600
Retirement of 279,500 shares of common
stock donated by shareholders                 (279,500)          -           -               -             -
Net loss                                           -             -           -        (1,257,559)   (1,257,559)
                                         -----------    ----------   ----------       ------------   -----------
 Balance May 31, 1999                          4,806,500     1,985,000        -         (1,957,754)       27,246
Common stock issued for cash in July
1999 at $1.10 per share, net of
issuance costs of $18,871                       181,818       181,129        -               -          181,129
Common stock issued in satisfaction of
interest on debt in December 1999
and January 2000 at $0.18 per share             425,000        74,375        -               -           74,375
Common stock issued for cash in
February 2000 and April 2000 at $0.17
and $0.19 per share, respectively             1,000,000       175,000        -               -          175,000
Common stock issued for services in
February - April 2000 at $0.19
per share                                        61,682        11,503        -               -           11,503
Common stock issued for cash in
April 2000 to director at $0.50 per share       200,000       100,000        -               -          100,000
Common stock issued on conversion of
debt in April 2000 at $0.40 per share           125,000        50,000        -               -           50,000
Common stock issued in April 2000 to
directors as payment for past
services at $0.1875 per share                 1,150,000       215,625        -               -          215,625
Common stock issued for cash
in May 2000 at $0.50 per share                  200,000       100,000        -               -          100,000


                            LifeSmart Nutrition, Inc.
                          (A Development Stage Company)
                    Statement of Shareholders' Equity (Deficit)

                                   [Continued]


Common stock issued in May 2000
as subscription receivable at
$0.50 per share                                 200,000       100,000    (100,000)           -             -
Issuance of common stock options
with notes payable                                 -           39,419        -               -           39,419
Induced conversion charge                          -           31,818        -               -           31,818
Net loss                                           -             -           -         (1,706,448)   (1,706,448)
                                             -----------    ----------   ---------   ------------   -----------
Balance at May 31, 2000                       8,350,000    $3,063,869   $(100,000)   $ (3,664,202)  $  (700,333)
                                            ===========    ==========   =========    ============   ===========




                             LifeSmart Nutrition, Inc.
                           (A Development Stage Company)
                              Statements of Cash Flows

                                                                             Period from       Cumulative from
                                                      Year Ended            August 27, 1997    August 27, 1997
                                                       May 31          (inception) through  (inception) through
                                                2000            1999         May 31, 1998       May 31, 2000
                                                ----            ----        ------------        ------------

Operating activities
Net loss                                   $(1,706,448)      $(1,257,559)       $(700,195)      $(3,664,202)
Adjustments to reconcile net loss
to net cash used in operating
activities:
  Depreciation                                  18,961            14,607            3,135            36,703
  Amortization                                  35,815               720             -               36,535
  Inventory write-off                          317,072           120,455             -              437,527
  Interest expense on stock options
  issued in connection with notes
    payable                                     28,870             -                 -               28,870
  Interest expense related to induced
  conversion of notes payable                   31,818             -                 -               31,818
  Common stock issued for services              11,503            72,000           18,900           102,403
  Common stock issued to directors for
  services                                     215,625              -              26,750           242,375
  Common stock issued in satisfaction
  of interest expense                           61,150              -               5,105            66,255
  Stock-based compensation to
  nonemployees                                    -               51,600             -               51,600
  Change in operating assets and
  liabilities:
    Accounts receivable                        138,658          (138,658)            -                 -
    Related-party receivable                    22,000           (22,000)            -                 -
    Inventories                               (307,818)         (131,259)            -             (439,077)
    Prepaid expenses and other
    current assets                                (765)           (4,769)         (16,605)          (22,139)
    Deposits                                     8,899            (1,399)          (7,500)            -
    Accounts payable                           (74,216)          119,162           10,745            55,691
    Accrued liabilities                        (15,798)          134,958           61,734           180,894
                                            ----------        ----------       ----------       -----------
Net cash used in operating activities       (1,214,674)       (1,042,142)        (597,931)       (2,854,747)
Investing activities
Purchases of property and equipment               (749)          (49,109)         (17,835)          (67,693)
Additions to intangible assets                 (70,450)           (1,160)         (10,615)          (82,225)
                                            ----------        ----------       ----------       -----------
Net cash used in investing activities          (71,199)          (50,269)         (28,450)         (149,918)
Financing activities
Proceeds from notes payable to related
parties                                        723,036              -             165,000           888,036
Principal payments on notes payable to
related parties                                (82,000)         (115,000)            -             (197,000)
Net proceeds from issuance of common
stock                                          556,129           307,000        1,450,500         2,313,629
                                            ----------        ----------       ----------       -----------
Net cash provided by financing activities    1,197,165           192,000        1,615,500         3,004,665
                                            ----------        ----------       ----------       -----------
Net (decrease) increase in cash and cash
equivalents                                    (88,708)         (900,411)          989,119             -
Cash and cash equivalents at beginning of
year                                            88,708           989,119              -                -
                                            ----------      ------------        ----------      ------------
Cash and cash equivalents at end of year    $     -         $     88,708        $  989,119      $      -
                                            ==========      ============        ==========      ============

                             LifeSmart Nutrition, Inc.
                           (A Development Stage Company)
                              Statements of Cash Flows
                                   [Continued]


Noncash transactions:
  Conversion of related-party note payable
  into common stock                         $   50,000      $     50,000        $     -         $     -
  Interest prepaid through issuance of
  common stock                                  13,225              -                3,145            -
  Issuance of common stock in exchange for
  subscription receivable                      100,000
  Unamortized discount of related-party
  notes payable                                 10,549              -                 -               -
Supplemental cash disclosure
  Cash paid for interest                        65,000              -                6,422            -





See accompanying notes

                        LifeSmart Nutrition, Inc.
                     (A Development Stage Company)

Notes to Financial Statements

May 31, 2000

1. Description of Business and Summary of Significant Accounting Policies

Description of Business
-----------------------
LifeSmart Nutrition, Inc. (a development stage company) (the Company) was incorporated on August 27, 1997 as a Utah Corporation. The Company manufactures and distributes nutritional and health food products throughout the United States. The Company's current product line consists of multi-vitamin calcium chews and other nutritional supplements in chew form. The nutritional supplements are distributed under the name of LifeSmart, and the calcium chews are distributed as private label (store brand products).

The Company's principal activities to date have consisted of obtaining financing and performing research and development on new products. During fiscal years 1999 and 1998, the Company was engaged in the developing, producing and marketing of energy bars and shakes. However, due to a failed distribution agreement, the Company suspended production of the nutrition bars and shakes during fiscal 2000 and began development of the aforementioned nutritional supplements and calcium chews.

Cash and Cash Equivalents
-------------------------
The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates and assumptions used.

Long-lived Assets
-----------------
Management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows compared to net book value. The Company also evaluates amortization periods of assets, including goodwill and other intangible assets to determine if events or circumstances warrant revised estimates of useful lives. Management believes no material impairment in the value of long-lived assets exists at May 31, 2000.

Other Assets
------------
Other assets are comprised primarily of trademark costs associated with registering the LifeSmart Nutrition brand name and certain video copyrights (see Note 4). Trademarks of $12,225 and copyrights of $70,000 are being amortized on a straight-line basis over 15 years and 2 years, respectively, based on the estimated useful life of each asset.

                        LifeSmart Nutrition, Inc.
                     (A Development Stage Company)
Notes to Financial Statements (continued)
Description of Business and Summary of Significant Accounting Policies
----------------------------------------------------------------------
(continued)
----------
Inventories
-----------
Inventories are stated at the lower of cost (first-in, first-out) or market and consist of raw materials and finished goods.

Property and Equipment
----------------------
Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally three to five years.

Revenue Recognition
-------------------
The Company recognizes revenue at the time of shipment of the product. The Company's products are generally sold to resellers. Certain of the agreements with these resellers include rights of return for unsold product. The Company provides for estimated returns and allowances at the time of shipment.

Research and Development Costs
------------------------------
Research and development costs are expensed as incurred.

Advertising
-----------
Advertising costs, which are expensed as incurred, totaled $5,970, $11,332 and $3,034 for the years ended May 31, 2000 and 1999 and the period from August 27, 1997 (inception) through May 31, 1998, respectively.

Income Taxes
------------
The Company provides for income taxes based on the liability method of accounting, which requires recognition of deferred tax assets and liabilities based on differences between financial reporting and the tax basis of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The deferred tax assets are renewed for recoverability and valuation allowances are provided as necessary.

Concentration of Risk
---------------------
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. Risks associated with cash and cash equivalents are mitigated by banking with creditworthy institutions.
The Company has no internal capacity to produce its products and relies on a contract manufacturer in Illinois to produce its products. The partial or total loss of supply from this contract manufacturer would adversely affect the Company's ability to fulfill orders and make timely delivery of products. If the production capacity of the contract manufacturer is insufficient to fill sales orders, the Company will attempt to use other contract

                      LifeSmart Nutrition, Inc.
                    (A Development Stage Company)

Notes to Financial Statements (continued)

Description of Business and Summary of Significant Accounting Policies
----------------------------------------------------------------------
(continued)
----------
manufacturers. The Company may not be able to establish additional production sources at acceptable prices that meet quality and capacity requirements at other contract manufacturers, if necessary.

Major Customer
--------------
The Company had net sales to three customers that represented approximately 33%, 32% and 28% of net sales for the year ended May 31, 2000 and net sales to one customer that represented approximately 98% of net sales for the year ended May 31, 1999. The Company does not generally require collateral or other security although customers' financial condition and credit worthiness are regularly evaluated. Historical losses have not been material.

2. Going Concern
----------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred $3,664,202 of cumulative losses since inception, including $1,706,448 in 2000, $1,257,559 in 1999 and $700,195 in 1998. Additionally, the Company has a working capital deficit of $777,013 at May 31, 2000. The Company also has limited immediate access to additional resources. Therefore, the Company's continued existence is dependent upon its ability to obtain additional financing. Management intends to seek additional financing to fund continuing operations until such time as the Company is able to generate cash flows from sales sufficient to fund its operations.

3. Inventory Write-off
----------------------
In conjunction with the Company's reevaluation of its core business, as discussed in Note 1, and the determination that excess and/or unsaleable inventory was on hand, management wrote off $317,000 and $120,000, respectively, in 2000 and 1999 of its energy bar and shake inventory.

4. Other Assets
---------------
Other assets are comprised of the following:

                                                    May 31
                                         2000          1999          1998
                                         ----          ----          ----
Copyrights                           $ 70,000       $  -             -
Trademarks                             12,225        11,775       $10,615
                                     --------       -------       -------
                                     $ 82,225        11,775        10,615
                                      (36,535)         (720)         -
Accumulated amortization             --------       -------       -------
                                     $ 45,690       $11,055       $10,615
                                     ========       =======       =======

                        LifeSmart Nutrition, Inc.
                      (A Development Stage Company)

Notes to Financial Statements (continued)
4. Other Assets (continued)
--------------------------
During fiscal year 200O, the Company purchased the copyrights to certain videos from one of its directors for $70,000. Accumulated amortization for copyrights was approximately $35,000 at May 31, 2003. The Company generated approximately $12,000 in sales from these videos in 2000 and has included this amount in other income. The Company anticipates that future sales will be sufficient to allow the Company to realize the remaining net book value recorded.

5. Commitments and Contingencies
--------------------------------
The Company's office facilities are leased under a noncancellable operating lease which expires in 2001. Future minimum lease payments under the operating lease for 2001 total $17,797.

The operating lease agreement is subject to predetermined rate increases and is renewable in accordance with the signed rental agreement. Rent expense under this operating lease for the years ended May 31, 2000 and 1999 and the period from August 27, 1997 (inception) through May 31, 1998 was $52,707, $34,225 and $0, respectively.

The Company also has future commitments relating to consulting agreements which expire on May 31, 2001. Future commitments relating to these agreements total $17,800. The Company recognized $32,800 in 2000 in conjunction with these consulting agreements.

6. Income Taxes
---------------
As of May 31, 2000, 1999 and 1998, the Company had federal and state net operating loss carryforwards of approximately $3,664,000, $1,958,000 and $700,000, respectively. The Company also had federal research and development tax credit carryforwards of approximately $7,000, $5,000 and $2,000, respectively. The net operating loss and credit carryforwards will expire at various dates beginning in 2018 through 202O, if not utilized.

Utilization of the net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

As of May 31, 2000, 1999 and 1998, the Company had deferred tax assets of approximately $1,374,000, $735,000 and $263,000, respectively. There were no deferred tax liabilities as of May 31, 2000, 1999 and 1998. The net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance was increased by $639,000 during the year ended May 31, 2000. Deferred tax assets relate primarily to net operating loss carryforwards and research credits.

7. Notes Payable to Related Parties
-----------------------------------
Notes payable to related parties represent amounts that are payable to certain shareholders, directors and officers of the Company and consisted of the following (there were no notes outstanding at May 31, 1999):

                        LifeSmart Nutrition, Inc.
                      (A Development Stage Company)

Notes to Financial Statements (continued)

7. Notes Payable to Related Parties  (continued)
-----------------------------------------------

                                                                                              May 31
                                                                                              ------
                                                                                       2000            1998
                                                                                       ----            ----

Unsecured notes payable, interest at 5%, interest payable in shares of common stock at $0.05 per share at issuance of note, principal due in full in August
 1998 - December 1998                                                                $   -           $115,000

Unsecured note payable, interest at 12.8%, interest payable at issuance of note in cash of $6,422 and 50,000 shares of common stock at $0.05 per share, principal
 due in full in September 1998                                                           -             50,000

Unsecured note payable with original balance of $50,000, interest payable at or before maturity in cash of $5,000 and 25,000 shares of common stock at $0.175 per
share, principal due in full in September 2000                                         19,000            -

Unsecured note payable with original balance of $142,000, interest payable at or before maturity in 200,000 shares of common stock at $0.175 per share, principal
due in full in September 2000                                                         104,000            -

Unsecured note payable at or before maturity, convertible at option of holder at any time at $1.00 per share, interest payable at 14%, plus 100,000 stock options exercisable at $0.25 per share, principal due in full in September 2000 (net of
unamortized discount of $4,413; effective interest rate of 45.6%)                      45,587            -

Note payable, secured by current and future accounts receivable and personally guaranteed by certain other shareholders, with interest payable at or before maturity at 12% plus 200,000 shares of common stock at $0.175 per share, principal
due in full September 2000                                                             76,036            -

Unsecured note payable, interest payable at or before maturity in cash of $20,00O,
principal due in full September 2000                                                  100,000            -

Unsecured note payable with original balance of $50,000, interest payable at or
before maturity in cash of $10,000, principal due in full September 2000               42,000            -

Note payable with original balance of $250,000, secured by inventory and the stock of certain other shareholders, convertible at option of noteholder at any time at
$1 .10 per share, interest payable at or before maturity date in cash of $50,000 plus
50,000 stock options exercisable at $1. 10 per share, principal due in full August
2000 (net of unamortized discount of $6,136; effective interest rate of 38.3%)        193,864            -
                                                                                     --------        --------
                                                                                     $580,487        $165,000



8. Shareholders' Equity (Deficit)

Preferred Stock
---------------
The Company has authorized 20,000,000 shares of preferred stock without par value, of which none are designated, issued or outstanding as of May 31, 2000.

Common Stock
------------
During the first four months following incorporation, the Company borrowed $165,000 from investors in an offering exempt from registration under federal

                         LifeSmart Nutrition, Inc.
                       (A Development Stage Company)

Notes to Financial Statements (continued)
8. Shareholders' Equity (Deficit) (continued)
--------------------------------------------
and state securities laws. Principal investments were repaid within 12 months. Common stock was issued in lieu of interest at the time of investment. The stated interest rate was five percent, with the shares valued at $0.05 per share at the time of investment. The exempt offering resulted in the issuance of 165,000 common shares to investors.

During January 1998 through September 1998, the Company issued common stock in a private placement offering at $1.00 per share. The Company received net proceeds of $1,653,000 from this offering in exchange for 1,653,000 shares of common stock.

In March 1999, in an effort to improve the equity portion of current and future shareholders, three directors and an employee donated 279,500 shares of common stock to the Company for no consideration. The Company subsequently retired those shares.

During April 1999 through May 2000, the Company issued common stock in a private placement offering at prices ranging from $1.10 to $0.17 per share. The Company received net proceeds of $660,629 from this offering in exchange for 1,676,818 shares of common stock.

Conversion of Notes Payable to Common Stock
-------------------------------------------
In August 1999, the Company entered into a convertible note agreement with a shareholder. The agreement stipulated that the note was convertible into common stock at $1.10 per share. In April 1999, due to an extension of the term of the note, the Company allowed the shareholder to convert $50,000 of the note into 125,000 shares of common stock, or $0.40 per share. The Company recognized approximately $32,000 as additional interest expense for this transaction due to the change in conversion price.

Stock Options
-------------
The Company does not have a formal employee stock option plan and has not granted any stock options to employees. However, the Company has issued stock options to certain consultants and noteholders.

In August 1998, the Company granted 15,000 stock options with an exercise price of $1.00 to a consultant as payment for past services. In May 1999, the Company granted 60,000 stock options with an exercise price of $1.10 to a consultant, who is a relative of one of the directors, for past services. Both options were fully vested at the time of grant and exercisable within five years from the date of grant. The stock options are still outstanding as of May 31, 2000. The Company records compensation expense related to the grants of stock options to nonemployees in accordance with SFAS 123 and EITF 9618 using the Black-Scholes model with the following assumptions: risk free interest rates of 5.2% and 5.4%; volatility of 73%, expected lives of five years; and a dividend yield of zero. The Company recognized stock-based compensation to non-employees of $51,600 for the year ended May 31, 1999.

As discussed in Note 7, 50,000 and l00,000 stock options with an exercise price of $1.10 and $0.25, respectively, were issued in connection with related-party convertible notes payable. Both options were fully vested at the

                         LifeSmart Nutrition, Inc.
                       (A Development Stage Company)

Notes to Financial Statements (continued)

8. Shareholders' Equity (Deficit) (continued)
--------------------------------------------
time of grant and exercisable within five years from the date of grant. The stock options are still outstanding as of May 31, 2000. The options were valued at $39,419 using the Black-Scholes model and the following assumptions: risk free interest rates of 5.73% and 6.5%; volatility of 73%; expected lives of five years; and a dividend yield of zero.

9. Related-Party Transactions
-----------------------------
In December 1997, the Company entered into a consulting agreement with a consulting firm in which two officers and members of the board of directors are its principal owners. In fiscal year 1998, the Company recorded $21,400 of expense in connection with this agreement.

January 1999, the Company entered into a consulting agreement with the spouse of a director and officer. In fiscal year 1999, the Company recorded $25,500 of expense in connection with this agreement.

During fiscal year 1999, the Company incurred $25,OOO in expenses to a shareholder in connection with consulting services provided on behalf of the Company.

During 2000, 1999 and 1998, the Company incurred expenses of $11,750, $16,750 and $5,000, respectively, to a relative of a director and officer in connection with graphic design services provided on behalf of the Company.

10. Subsequent Events
---------------------
In June 2000, the Company received proceeds of $100,000 from a director in exchange for a noninterest-bearing note payable, due in full in June 2001.

In June 2000, the Company received proceeds of $50,000 from a shareholder in exchange for a note payable bearing interest at 12%, due in full in September 2000.

In June 2000, the Company issued common stock in a private
 placement at $0.50 per
share. The Company received proceeds of $115,000 in exchange for 230,000 shares of common stock.

In July 2000, the Company received proceeds of $20,000 from a director in exchange for a noninterest-bearing note, due in full in October 2000.

                            LifeSmart Nutrition, Inc.
                                Balance Sheet
                               February 28, 2001
                                 (unaudited)

                                   Assets
                                   ------

Current Assets
Petty Cash                                           487.54
FSB Checking Account                            (216,009.24
FSB Savings Account                                   (7.41)
Accounts Receivable                              211,946.86
Work in Progress Inventory                         5,180.41
Raw Materials Calcium Chews                       61,859.70
Raw Material - Packaging                         128,242.05
Raw Materials - Creative Chews                    53,364.49
Inventory - ASF Videos                               452.86
Vitamin C Chews Raw Materials                        947.40
Raw Materials Glucosamine Chew                    11,370.00
Inventory Cost of Freight In                       9,218.81
Sales Sample Inventory                                29.70
Prepaid Materials Inventory                      350,000.00
Prepaid Expenses                                   7,542.00
Capitalized Interest                              29,610.00
Deposits                                           8,898.58
                                                -----------

Total Current Assets                                            663,133.75

Property and Equipment
Furniture and Fixtures                            34,944.10
Equipment                                         40,971.83
Accum. Depreciation - Furniture                  (14,893.83)
Accum. Depreciation - Equipment                  (34,900.97)
                                                -----------
Total Property and Equipment                                     26,121.13

Other Assets
Organization Costs                                 3,047.00
Accum. Amortize - Organize Costs                    (3,047.00)
Trademarks                                        82,225.06
Accum. Amortize. - Trademarks                     (53,845.64)
                                                -----------

Total Other Assets                                               28,379.42
                                                               -----------
Total Assets                                                   $717,634.30
                                                               ===========

                           LifeSmart Nutrition, Inc.
                           Balance Sheet (Continued)
                               February 28, 2001
                                (unaudited)


                            LIABILITIES AND CAPITAL


Current Liabilities
Accounts Payable                                $177,112.29
Accrued Expenses                                  81,970.00
Revenue Reserve                                  158,961.59
Federal Payroll Taxes Payable                    (10,246.76)
FUTA Tax Payable                                     (28.00)
State Payroll Taxes Payable                         (543.00)
SUTA Tax Payable                                     113.72
Convertible Note Payable                          75,000.00
Interest Payable                                     802.53
Notes Payable                                    376,228.73
                                                -----------
Total Current Liabilities                                       859,371.05

Long Term Liabilities                                    -
                                                -----------

Total Long-Term Liabilities                                           0.00
                                                               -----------
Total Liabilities                                               859,371.05


Capital
Common Stock-no par value                      4,606,618.81
Retained Earnings                             (3,664,400.61)
Net Income                                    (1,084,153.67)
                                               ------------

Total Capital                                                  (141,935.47)
                                                              ------------
Total Liabilities & Capital                                   $ 717,435.58
                                                              ============

                         LifeSmart Nutrition, Inc.
                             Income Statement
              For the Nine Months Ending February 28, 2001
                               (unaudited)

                                      Current Month          Year to Date
Sales Returns and Allowances
Revenues
 Interest Income                     51.09       0.05      2,403.17      0.31
 ASF Video Sales                      0.00       0.00      2,159.52      0.28
 Other Income                         0.00       0.00     78,500.00     10.23
 Calcium Chews                   98,556.15      97.18    661,355.19     86.18
 Creative Chew Sales              2,928.25       2.89     36,290.79      4.73
 Sales Returns and Allowances      (117.29)     (0.12)   (12,714.49)    (1.66)
 Sales Discounts                      0.00       0.00       (538.51)    (0.07)
                                ----------     ------    ----------    ------
Total Revenues                  101,418.20     100.00    767,455.67    100.00
                                ----------     ------    ----------    ------
Costs of Sales
 COS-Calcium Chews               81,954.48      80.81     515,282.82    67.14
 COS-Creative                       893.52       0.88      (5,168.55)   (0.67)
 Cost of Sales-Packaging              0.00       0.00      28,984.53     3.78
 Cost of Sales-Freight In           895.40       0.88      16,231.23     2.11
 Cost of Sales-Other                  0.00       0.00       4,344.12     0.57
 ASF Video COGS                       0.00       0.00       1,200.64     0.16
                                ----------     ------     ----------   ------
Total Cost of Sales              83,743.40      82.57     560,874.79    73.08
                                ----------     ------     ----------   ------
Gross Profit                     17,674.80      17.43     206,580.88    26.92
                                ----------     ------     ----------   ------
Expenses
 Advertising Expense             48,037.92      47.37     151,389.09    19.73
 Amortization Expense             2,009.86       1.98      17,310.97     2.26
 Bank Charges                       106.56       0.11       1,306.94     0.17
 Commissions and Fees Exp         2,633.64       2.60      19,725.50     2.57
 Consulting Services-Outside      2,000.00       1.67     130,967.30    17.07
 Contributions & Donations            0.00       0.00         500.00     0.07
 Depreciation Expense             1,416.82       1.40      13,092.60     1.71
 Design Expense-Packaging/Adver   6,493.00       6.40     116,211.46    15.14
 Disposal/Waste Removal Fees          0.00       0.00       2,758.17     0.36
 Dues and Subscriptions Exp         492.47       0.49         492.47     0.06
 Employee Benefit Programs Exp    2,024.37       2.00      18,566.37     2.42
 Employees Reimb Educ Program         0.00       0.00       2,043.72     0.27
 Filing Fees, State & Federal         0.00       0.00         310.00     0.04
 Freight Out-Expense              2,595.03       2.56      14,754.05     1.92
 Gifts Expense                        0.00       0.00         100.00     0.01
 Ground Transportation-Travel       991.34       0.98       8,051.41     1.05
 Hotel/Lodging                    2,230.58       2.20      17,868.40     2.33
 Income Tax Expense                   0.00       0.00         141.00     0.02
 In-Store Demo Programs (Sample)      0.00       0.00         121.84     0.02
 Insurance Expense                    0.00       0.00       7,082.00     0.92
 Interest Expense                     0.00       0.00      13,929.19     1.81
 Legal and Professional Expense   5,489.88       5.41      81,706.07    10.65
 Licenses Expense                     0.00       0.00         500.00     0.07
 Marketing Expenses               1,553.66       1.53      10,224.74     1.33
 Meals and entertainment Exp      1,250.08       1.23      12,211.13     1.59
 Moving                               0.00       0.00         174.59     0.02
 Office Expense                      19.50       0.02       1,274.68     0.17
 Other Taxes                        138.00       0.14         138.00     0.02
                                ----------     ------   ------------   ------

                         LifeSmart Nutrition, Inc.
                             Income Statement
              For the Nine Months Ending February 28, 2001
                               Continued
                              (unaudited)

 Parking                            576.00       0.57       5,457.25     0.71
 Payroll Tax Expense              1,389.34       1.37      23,809.05     3.10
 Postage Expense                  2,855.33       2.82      20,391.61     2.66
 Printing Expense                    56.27       0.06       3,665.26     0.48
 Product Testing                    116.00       0.11         998.50     0.13
 Rent or Lease Expense            5,010.53       4.94      54,124.19     7.05
 Repairs & Maintenance Expense        0.00       0.00       2,249.92     0.29
 Research/Product Development         0.00       0.00       5,097.75     0.66
 Salaries Expense                46,409.24      45.76     408,407.84    53.22
 Bonus Compensation Expense           0.00       0.00      15,000.00     1.95
 Sales Tax Expense                    0.00       0.00          80.60     0.01
 Supplies Expense                 1,088.26       1.07       8,001.86     1.04
 Telephone Expense                1,379.09       1.36      21,032.13     2.74
 Trade Show Expenses              7,360.00       7.26       7,360.00     0.96
 Travel Expense                   6,939.00       6.84      71,164.84     9.27
 Utilities Expense                    0.00       0.00         430.31     0.06
 Wages Expense                        0.00       0.00         526.75     0.07
 Purchase Disc-Expense Items          0.00       0.00          (5.00)    0.00
                                ----------     ------   ------------   ------
Total Expenses                  152,661.77     150.53   1,290,734.55   168.18
                                ----------     ------   ------------   ------
Net Income                     (134,986.97)   (133.10) (1,084,153.67) (141.27)
                                ==========     ======   ============   ======

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
        PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           (Unaudited)




The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Upland Energy Corporation (a Utah corporation) ("PARENT") as of June 30, 2000 and the balance sheet of LifeSmart Nutrition, Inc. (a Utah corporation) ("SUBSIDIARY") as of May 31, 2000, accounting for the transaction as a recapitalization of SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of May 31, 2000.

The following unaudited proforma condensed combined statement of operations combine the results of operations of PARENT for the twelve month period ended June 30, 2000 and the results of operations of SUBSIDIARY for the year ended May 31, 2000 as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
            PROFORMA CONDENSED COMBINED BALANCE SHEET
                          MAY 31, 2000

                             ASSETS

                           (Unaudited)

                       LifeSmart     Upland Energy
                      Nutrition, Inc.  Corporation     Proforma
                      May 31, 2000   June 30, 2000    Increase  Proforma
                      [Subsidiary]     [Parent]      (Decrease) Combined
                      _____________ _____________ _____________ __________
ASSETS:
 Cash                 $           - $      12,774 $           - $   12,774
 Receivables                      -             -             -          -
 Inventory                    1,550             -             -      1,550
 Prepaid expenses            38,509             -             -     38,509

 Property and
  Equipment, net             30,990         2,587             -     33,577

 Oil and Gas
  Properties, net                 -       378,410             -    378,410

 Intangible assets,
  net                        45,690             -             -     45,690
                      ______________ _____________ _____________ _________
                      $     116,739 $     393,771 $           - $  510,510
                      _____________ _____________ _____________ __________

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES:
 Accounts payable and
  Accrued liabilities $     236,585 $      33,643 [B]$   50,000 $  320,228
 Notes payable              580,487             -             -    580,487
                      _____________ _____________ _____________ __________
   Total Liabilities        817,072        33,643        50,000    900,715
                      _____________ _____________ _____________ __________

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
            PROFORMA CONDENSED COMBINED BALANCE SHEET
                          MAY 31, 2000

                           (Unaudited)
                           [Continued]

STOCKHOLDERS' EQUITY (DEFICIT):
                                                  [A]     7,898
                                                  [C] 3,063,869)
 Common stock           3,063,869           4,899 [E]    (2,449)    10,348

                                                  [A]    (7,898)
                                                  [D](2,120,934)
 Capital in excess of                             [C] 3,063,869
   par value                    -       2,482,463 [E]     2,449  3,419,949

 Less: Subscription
  receivable             (100,000)         (6,300)                (106,300)
                                                  [D] 2,120,934
 Retained deficit      (3,664,202)     (2,120,934)[B]   (50,000)(3,714,202)
                      _____________ _____________ _____________ __________
   Total Stockholders'
    Equity (Deficit)       (700,333)      360,128       (50,000)  (390,205)
                      _____________ _____________ _____________ __________
                      $     116,739 $     393,771 $           - $  510,510
                      _____________ _____________ _____________ __________



 See Notes To Unaudited Proforma Condensed Financial Statements.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
       PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                           [Unaudited]

                       LifeSmart     Upland Energy
                      Nutrition, Inc.  Corporation     Proforma
                      May 31, 2000   June 30, 2000    Increase  Proforma
                      [Subsidiary]     [Parent]      (Decrease) Combined
                     _____________ _____________ _____________ ____________
REVENUE              $      21,426 $     188,033 $           - $    209,459
                     _____________ _____________ _____________ ____________
EXPENSES:
 Cost of sales             409,632             -             -      409,632
 Research and development   36,244             -             -       36,244
 Selling and marketing     112,513             -             -      112,513
 General and
  administrative           963,084       158,503 [B]    50,000    1,171,587
 Oil & Gas related
  expenses                       -       161,947                    161,947
                     _____________ _____________ _____________ ____________
 Total expenses          1,521,473       320,450        50,000    1,891,923
                     _____________ _____________ _____________ ____________

(LOSS) FROM OPERATIONS  (1,500,047)     (132,417)      (50,000)  (1,682,464)
                     _____________ _____________ _____________ ____________
OTHER INCOME (EXPENSE)    (206,401)     (488,565)            -     (694,966)
                     _____________ _____________ _____________ ____________
(LOSS) FROM OPERATIONS
  BEFORE PROVISION FOR
  TAXES                 (1,706,448)     (620,982)      (50,000) (2,377,430)

PROVISION FOR INCOME
  TAXES                          -             -             -           -
                     _____________ _____________ _____________ ____________
NET (LOSS)           $  (1,706,448)$    (620,982)$     (50,000)$ (2,377,430)
                     _____________ _____________ _____________ ____________

NET (LOSS) PER COMMON
  SHARE                                                              $ (.23)
                                                               ____________





 See Notes To Unaudited Proforma Condensed Financial Statements.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           [Unaudited]

NOTE 1 - UPLAND ENERGY CORPORATION
     UPLAND  ENERGY  CORPORATION ["PARENT"], a Utah  corporation, was  incorporated on January 30, 1986.  The PARENT has  been
     engaged  in oil and gas exploration and production.   Parent
     is planning to spin-off its oil and gas operations.

NOTE 2 - LIFESMART NUTRITION, INC.
     LIFESMART   NUTRITION,   Inc.   ["SUBSIDIARY"],    a    Utah
     corporation,  was  incorporated on  August  27,  1997.   The
     Company manufactures and distributes nutritional and health food products.

NOTE 3 - PROFORMA ADJUSTMENTS
     On March 19, 2001, PARENT entered in an agreement and plan of reorganization wherein PARENT would acquire 100% of SUBSIDIARY through the issuance of 7,897,785 shares (post-split) of restricted common stock in a transaction wherein SUBSIDIARY will became a wholly-owned subsidiary of PARENT. Final consummation of the proposed acquisition is subject to various conditions being met and is not guaranteed. In connection with the proposed acquisition, PARENT will effect a 1 for 2 reverse split of its common stock, thus reducing its shares outstanding just prior to the acquisition. At June 30, 2000, Parent had 4,899,195 shares outstanding. PARENT will assist in raising $500,000 for Subsidiary through the issuance of loans or notes payable. PARENT will also assist in raising $1,000,000 through the sale of common stock in a limited stock offering of not more than 2,000,000 shares of common stock. After the acquisition, stock split and limited offering, there will be approximately 12,000,000 shares of common stock outstanding.

     Proforma adjustments on the attached financial statements include the following:

     [A] To   record  the  acquisition  of  Subsidiary  by  Parent
        through  the  issuance  of  7,897,785  shares  of  common
        stock.   The ownership interests of the former owners  of
        Subsidiary  in  the combined enterprise will  be  greater
        than that of the ongoing shareholders of Parent and, accordingly, the management of Subsidiary will assume
        operating    control   of   the   combined    enterprise.
        Consequently,  the acquisition is accounted  for  as  the
        recapitalization   of  Subsidiary,   wherein   Subsidiary
        purchased  the  assets of Parent and  accounted  for  the
        transaction  as  a  "Reverse  Purchase"  for   accounting
        purposes.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           [Unaudited]

NOTE 3 - PROFORMA ADJUSTMENTS [Continued]
     [B] The   estimated   costs  incurred   in   completing   the
        reorganization  have been charged to  operations  on  the
        books  of  the  Parent.  These estimated costs  ($50,000)
        consist primarily of legal and accounting fees.

     [C] To eliminate the common stock of the Subsidiary for consolidation.

     [D] To  eliminate  the accumulated deficit of Parent  at  the
        date   of   acquisition  to  reflect  the   purchase   by
        Subsidiary for accounting purposes.

     [E] To record the 1 for 2 reverse common stock split resulting in 2,449,598 shares of Parent common stock outstanding prior to the acquisition (as of June 30, 2000).

NOTE 4 - PROFORMA (LOSS) PER SHARE
     The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented. The computation also reflects the 1 for 2 reverse stock split. The estimated average shares outstanding used in the computation is 10,347,383 shares.

NOTE 5 - SUBSEQUENT EVENTS
     Subsequent to June 30, 2000, PARENT issued 166,400 additional shares of common stock for consideration of $47,500. The issuance of these shares have not been reflected in the proforma financial statements as of May 31, 2000.

     The Company is proposing to sell 2,000,000 shares of common stock in a limited offering at $.50 per share. The proposed stock offering has not been reflected in the proforma financial statements.

     Also, upon final consummation of the proposed acquisition, the Company plans to spin-off or distribute the current oil and gas operations of PARENT.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
        PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Upland Energy Corporation (a Utah corporation) ("PARENT") as of December 31, 2000 and the balance sheet of LifeSmart Nutrition, Inc. (a Utah corporation) ("SUBSIDIARY") as of December 31, 2000, accounting for the transaction as a recapitalization of SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of December 31, 2000.

The following unaudited proforma condensed combined statement of operations combine the results of operations of PARENT for the six month period ended December 31, 2000 and the results of operations of SUBSIDIARY for the seven months ended December 31, 2000 as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
            PROFORMA CONDENSED COMBINED BALANCE SHEET
                        DECEMBER 31, 2000
                             ASSETS

                           [Unaudited]

                     LifeSmart      Upland Energy
                    Nutrition, Inc.   Corporation
                     December 31,    December 31,    Proforma
                       2000           2000         Increase    Proforma
                    [Subsidiary]     [Parent]      (Decrease)   Combined
                    ______________ _____________ _____________ __________
ASSETS:
 Cash               $        2,743 $      37,684 $           - $   40,427
 Receivables               346,317        14,977             -    361,294
 Inventory                 309,171             -             -    309,171
 Prepaids and other
  assets                   396,051             -             -    396,051

 Property and
  Equipment, net            20,731         2,057             -     22,788

 Oil and Gas
  Properties, net                -       364,480             -    364,480

 Intangible assets,
   net                       2,399             -             -     32,399
                    ______________ _____________ _____________ __________
                    $    1,107,412 $     419,198 $           - $1,526,610
                    ______________ _____________ _____________ __________

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES:
 Accounts payable and
   Accrued
   liabilities      $      577,886 $      41,001 [B]  $ 50,000 $  320,228
 Notes payable             354,090             -             -    580,487
                    ______________ _____________ _____________ __________
   Total Liabilities       931,976        41,001        50,000    900,715
                    ______________ _____________ _____________ __________

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
            PROFORMA CONDENSED COMBINED BALANCE SHEET
                        DECEMBER 31, 2000

                           [Unaudited]
                           [Continued]

STOCKHOLDERS' EQUITY (DEFICIT):
                                                 [A]     7,898
                                                 [C](4,606,619)
 Common stock            4,606,619         4,994 [E]    (2,496)    10,396

                                                 [A]    (7,898)
                                                 [D](2,138,666)
 Capital in excess of                            [C] 4,606,619
   par value                     -     2,511,869 [E]     2,496  4,974,420

 Less: Subscription
   receivable                    -             -                        -
                                                 [D] 2,138,666
 Retained deficit       (4,431,183)   (2,138,666)[B]   (50,000)(4,481,183)
                    ______________ _____________ _____________ __________
   Total Stockholders'
     Equity (Deficit)      175,436       378,197       (50,000)   503,633
                    ______________ _____________ _____________ __________
                    $    1,107,412 $     419,198 $           - $1,526,610
                    ______________ _____________ _____________ __________


 See Notes To Unaudited Proforma Condensed Financial Statements.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
       PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           [Unaudited]


                     LifeSmart      Upland Energy
                    Nutrition, Inc.   Corporation
                     December 31,    December 31,    Proforma
                         2000           2000         Increase    Proforma
                    [Subsidiary]     [Parent]      (Decrease)   Combined
                    ______________ _____________ _____________ __________
REVENUE             $      567,447 $     180,986 $           - $  748,433
                    ______________ _____________ _____________ __________
EXPENSES:
 Cost of sales             386,019             -             -    386,019
 Research and
  development                4,849             -             -      4,849
 Selling and marketing      54,010             -             -     54,010
 General and
   administrative          877,833       101,117 [B]    50,000  1,028,950
 Oil & Gas related
  expenses                       -        97,601                   97,601
                    ______________ _____________ _____________ __________
 Total expenses          1,322,711       198,718        50,000  1,571,429
                    ______________ _____________ _____________ __________
(LOSS) FROM OPERATIONS    (755,264)      (17,732)      (50,000)  (822,996)
                    ______________ _____________ _____________ __________
OTHER INCOME (EXPENSE)     (11,717)            -             -    (11,717)
                    ______________ _____________ _____________ __________

(LOSS) FROM OPERATIONS
  BEFORE PROVISION
  FOR TAXES               (766,981)      (17,732)      (50,000)  (834,713)

PROVISION FOR INCOME
  TAXES                          -             -             -          -
                    ______________ _____________ _____________ __________
NET (LOSS)          $     (766,981)$     (17,732)$     (50,000)$ (834,713)
                    ______________ _____________ _____________ __________

NET (LOSS) PER COMMON SHARE                                    $     (.08)
                                                               __________


       See Notes To Unaudited Proforma Condensed Financial Statements.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           [Unaudited]

NOTE 1 - UPLAND ENERGY CORPORATION
     UPLAND  ENERGY  CORPORATION ["PARENT"], a Utah  corporation, was  incorporated on January 30, 1986.  The PARENT has  been
     engaged  in oil and gas exploration and production.   Parent
     is planning to spin-off its oil and gas operations.

NOTE 2 - LIFESMART NUTRITION, INC.
     LIFESMART   NUTRITION,   Inc.   ["SUBSIDIARY"],    a    Utah
     corporation,  was  incorporated on  August  27,  1997.   The
     Company manufactures and distributes nutritional and health food products.

NOTE 3 - PROFORMA ADJUSTMENTS
     On March 19, 2001, PARENT entered in an agreement and plan of reorganization wherein PARENT would acquire 100% of SUBSIDIARY through the issuance of 7,897,785 shares (post-split) of restricted common stock in a transaction wherein SUBSIDIARY will became a wholly-owned subsidiary of PARENT. Final consummation of the proposed acquisition is subject to various conditions being met and is not guaranteed. In connection with the proposed acquisition, PARENT will effect a 1 for 2 reverse split of its common stock, thus reducing its shares outstanding just prior to the acquisition. At December 31, 2000, Parent had 4,993,592 shares outstanding. PARENT will assist in raising $500,000 for Subsidiary through the issuance of loans or notes payable. PARENT will also assist in raising $1,000,000 through the sale of common stock in a limited stock offering of not more than 2,000,000 shares of common stock. After the acquisition, stock split and limited offering, there will be approximately 12,000,000 shares of common stock outstanding.

     Proforma adjustments on the attached financial statements include the following:

     [A] To   record  the  acquisition  of  Subsidiary  by  Parent
        through  the  issuance  of  7,897,785  shares  of  common
        stock.   The ownership interests of the former owners  of
        Subsidiary  in  the combined enterprise will  be  greater
        than that of the ongoing shareholders of Parent and, accordingly, the management of Subsidiary will assume
        operating    control   of   the   combined    enterprise.
        Consequently,  the acquisition is accounted  for  as  the
        recapitalization   of  Subsidiary,   wherein   Subsidiary
        purchased  the  assets of Parent and  accounted  for  the
        transaction  as  a  "Reverse  Purchase"  for   accounting
        purposes.

                    UPLAND ENERGY CORPORATION
                  AND LIFESMART NUTRITION, INC.
    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           [Unaudited]

NOTE 3 - PROFORMA ADJUSTMENTS [Continued]
     [B] The   estimated   costs  incurred   in   completing   the
        reorganization  have been charged to  operations  on  the
        books  of  the  Parent.  These estimated costs  ($50,000)
        consist primarily of legal and accounting fees.

     [C] To eliminate the common stock of the Subsidiary for consolidation.

     [D] To  eliminate  the accumulated deficit of Parent  at  the
        date   of   acquisition  to  reflect  the   purchase   by
        Subsidiary for accounting purposes.

     [E] To record the 1 for 2 reverse common stock split resulting in 2,496,796 shares of Parent common stock outstanding prior to the acquisition (as of December 31, 2000).

NOTE 4 - PROFORMA (LOSS) PER SHARE
     The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented. The computation also reflects the 1 for 2 reverse stock split. The estimated average shares outstanding used in the computation is 10,394,581 shares.

NOTE 5 - SUBSEQUENT EVENT
     Subsequent  to  December  31,  2000,  PARENT  issued  72,000 additional shares of common stock for consideration of $18,000. The issuance of these shares have not been
     reflected  in  the  proforma  financial  statements  as   of
     December 31, 2000.

     The Company is proposing to sell 2,000,000 shares of common stock in a limited offering at $.50 per share. The proposed stock offering has not been reflected in the proforma financial statements.

     Also, upon final consummation of the proposed acquisition, the Company plans to spin-off or distribute the current oil and gas operations of PARENT.

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                           UPLAND ENERGY CORPORATION

     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, Upland Energy Corporation, a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to these Articles of Incorporation:

FIRST:    The name of the Corporation is Upland Energy Corporation

SECOND:   Article I shall read as follows:

                               Article I

     The name of the Corporation is LifeSmart, Inc.

THIRD:     Article IV shall read as follows:

                            AUTHORIZED SHARE

     The Corporation shall have authority to issue an aggregate of 60,000,000 shares, of which 10,000,000 shares shall be preferred stock, par value $0.001 (the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation shall be authorized to issue, are as follows:

     (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

          (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

          (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or noncumulative;

          (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

          (iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

          (v) The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

          (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (vii) The voting powers, if any, of the holders of shares of the series.

     (b) Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

          (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the Utah Revised Business Corporation Act, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

          (ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

          (iii) Except as may otherwise be required by law or these Articles of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including any vote to amend these Articles of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

     (c)     Other Provisions.

          (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

          (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

          (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

FOURTH:     By executing these Articles of Amendment to the Articles of
Incorporation, the president and secretary of the Corporation do hereby certify that on May 1, 2001, the foregoing amendment to the Articles of Incorporation of Upland Energy Corporation was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by a vote of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 5,065,592 of which 3,396,798 shares voted for an no shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

     DATED this   day of May, 2001.


                                         --------------------------
                                         Lee Jackson, President


                                         --------------------------
                                         Mike Labertew, Secretary

STATE OF UTAH        )
                     :ss
COUNTY OF SALT LAKE  )

     On this ___ day of May, 2001, personally appeared before me, the undersigned, a notary public, Lee Jackson and Michael Labertew, who being by me first duly sworn, declare that they are the president and secretary, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

                                           WITNESS MY HAND AND OFFICIAL SEAL.


                                   ----------------------------------
                                          Notary Public